Exhibit 10.7

EXHIBIT 1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

DANIEL YANNES, Individually and on Behalf of
All Others Similarly Situated,

Plaintiff,	CIVIL ACTION NO.: 20-CV-3349-JGK

vs.

SCWORX CORPORATION and MARC S.
SCHESSEL,

Defendants.

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated February 11, 2022 (“Stipulation”) is entered into between Court-appointed Lead Plaintiff Vy Nguyen (“Lead Plaintiff”), on behalf of himself and the Settlement Class (as defined below in ¶ 1(uu)), and defendants SCWorx Corporation (“SCWorx” or the “Company”) and Marc S. Schessel (collectively, “Defendants” and together with Lead Plaintiff, the “Parties”), by and through their respective counsel, and embodies the terms and conditions of the settlement of the above-captioned action (“Action”).1 Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally and forever compromise, settle, release, resolve and dismiss with prejudice all claims asserted in the Action against Defendants.

[1]	All terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in ¶ 1 herein.

WHEREAS:

A. On April 29, 2020, the initial complaint was filed in the Action. In accordance with the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended (“PSLRA”), notice to the public was issued stating the deadline by which putative class members could move the Court for appointment as lead plaintiff.

B. By Order dated September 17, 2020, the Court appointed Vy Nguyen as Lead Plaintiff and Kaplan Fox & Kilsheimer LLP as Lead Counsel.

C. On October 19, 2020, Lead Plaintiff filed the Consolidated Class Action Complaint for Violation of Federal Securities Laws (the “Complaint”), asserting claims under §§ 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), 15 U.S.C. §§ 78j(b) and 78t(a), and Rule 10b-5 promulgated thereunder, against Defendants.

D. Defendants moved to dismiss the Complaint on November 18, 2020. On December 18, 2020, Lead Plaintiff filed its opposition to Defendants’ motion to dismiss, and on January 8, 2021, Defendants filed their reply in further support of their motion.

E. By Order dated June 21, 2021, the Court denied Defendants’ motion to dismiss the Complaint in its entirety.

F. On July 12, 2021, the Court entered a Scheduling Order including a schedule for discovery.

G. Defendants filed their answers to the Complaint on July 27, 2021.

H. At the outset of discovery, the Parties agreed to discuss a possible early resolution of the Action. To facilitate that discussion, Defendants produced, on an expedited basis, certain documents that they previously produced to the Securities and Exchange Commission and the Department of Justice in connection with those entities’ investigations of the same conduct at issue here. Additionally, the Parties scheduled a formal mediation to be facilitated by Jed Melnick, Esq. of JAMS. In advance of the mediation, the Parties submitted detailed mediation statements. Although the Parties were unable to reach a resolution of the Action at the initial mediation on August 23, 2021, they continued their discussions with the assistance of Mr. Melnick, and after extensive additional negotiations, agreed to resolve the matter for the sum of: (1) $2.7 million cash and (2) $600,000 in SCWorx common stock to be issued by the Company and (3) 100,000 shares of SCWorx common stock to be provided by Defendant Schessel. On December 20, 2021, the Parties executed a binding term sheet setting forth the material terms of their agreement (the “Term Sheet”).

I. This Stipulation (together with the exhibits hereto) reflects the final and binding agreement between the Parties and supersedes the Term Sheet in all respects.

J. Based upon their investigation, prosecution, and mediation of the case, Lead Plaintiff and Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Lead Plaintiff and the Settlement Class, and in their best interests. Based on Lead Plaintiff’s direct oversight of the prosecution of this matter and with the advice of his counsel, Lead Plaintiff has agreed to settle and release the Released Plaintiffs’ Claims (as defined below in ¶ 1(mm)) as against Defendants pursuant to the terms and provisions of this Stipulation, after considering, among other things: (i) the financial benefit that the Settlement Class will receive under the proposed Settlement; and (ii) the significant risks and costs of continued litigation and trial.

K. The Defendants deny, and continue to deny, that they have committed any act or omission giving rise to any liability under the Exchange Act or Rule 10b-5 promulgated thereunder. Specifically, Defendants expressly have denied, and continue to deny, each and all of the claims alleged by Lead Plaintiff in the Action, including without limitation, any liability arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action and maintain that their conduct was at all times proper and in compliance with applicable provisions of law. Defendants also have denied, and continue to deny, among other things, that they made any material misrepresentations or omissions in SCWorx’s public filings, press releases or other public statements, that Lead Plaintiff or the Settlement Class have suffered any damages, that the price of SCWorx securities was artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that Lead Plaintiff or the Settlement Class were harmed by the conduct alleged in the Action or that they could have alleged as part of the Action. In addition, Defendants maintain that they have meritorious defenses to all claims alleged in the Action.

L. As set forth below, neither the Settlement nor any of the terms of this Stipulation shall constitute an admission or finding of any fault, liability, wrongdoing, or damages whatsoever or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants have determined that it is desirable and beneficial to them that the Action be settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants’ decision to settle the Action was based on the conclusion that further litigation would be protracted and expensive, with the uncertainty and risks inherent in any litigation and the determination that it is desirable and beneficial to settle the Action in the manner and upon the terms and conditions set forth in this Stipulation and to put the Released Claims to rest finally and forever, without in any way acknowledging any wrongdoing, fault, liability or damages to Lead Plaintiff or the Settlement Class. Similarly, this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of Lead Plaintiff of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of Defendants’ defenses to liability had any merit. Each of the Parties recognizes and acknowledges, however, that the Action has been initiated, filed, and prosecuted by Lead Plaintiff in good faith and defended by Defendants in good faith, and that the Action is being voluntarily settled with the advice of counsel.

NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Lead Plaintiff (individually and on behalf of all members of the Settlement Class) and Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiffs’ Claims as against the Defendant Releasees and all Released Defendants’ Claims as against the Plaintiff Releasees shall be settled and released, upon and subject to the terms and conditions set forth below.

DEFINITIONS

1. As used in this Stipulation and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

(a) “Action” means Yannes v. SCWorx Corporation et ano., Civil Action No.: 20-CV-3349-JGK (S.D.N.Y.).

(b) “Alternative Judgment” means a form of final judgment that may be entered by the Court herein but in a form other than the form of Judgment provided for in this Stipulation.

(c) “Authorized Claimant” means a Settlement Class Member who or which submits a Claim Form to the Claims Administrator that is approved by the Court for payment from the Net Settlement Fund.

(d) “Cash Settlement Amount” means Two Million Seven Hundred Thousand Dollars ($2,700,000.00) in cash to be paid pursuant to ¶ 8 of this Stipulation.

(e) “Cash Settlement Fund” means the Cash Settlement Amount plus any and all interest earned thereon while in escrow.

(f) “Claim” means a paper claim submitted on a Proof of Claim Form or an electronic claim that is submitted to the Claims Administrator.

(g) “Claim Form” or “Proof of Claim Form” means the form, substantially in the form attached hereto as Exhibit A-(ii), that a Claimant must complete and submit to the Claims Administrator in order to be eligible to share in a distribution of the Net Settlement Fund.

(h) “Claimant” means a person or entity who or which submits a Claim Form to the Claims Administrator seeking to be eligible to share in the Net Settlement Fund.

(i) “Claims Administrator” means A.B. Data, Ltd., the firm retained by Lead Counsel, subject to approval of the Court, to provide all notices approved by the Court to potential Settlement Class Members in the Action and to administer the Settlement.

(j) “Class Distribution Order” means an order entered by the Court authorizing and directing that the Net Settlement Fund be distributed, in whole or in part, to Authorized Claimants.

(k) “Class Period” means the period of time from April 13, 2020 through April 17, 2020, inclusive.

(l) “Class Settlement Shares” means the Settlement Shares less any shares awarded to Plaintiff’s Counsel as attorneys’ fees and expenses.

(m) “Complaint” means the Consolidated Class Action Complaint for Violation of Federal Securities Laws filed in the Action on October 19, 2020.

(n) “Court” means the United States District Court for the Southern District of New York.

(o) “Defendants” means SCWorx and Marc S. Schessel.

(p) “Defendants’ Counsel” means, collectively, the law firms of King & Spalding LLP (on behalf of Defendant Schessel) and the Law Offices of Carole R. Bernstein, Esq. (on behalf of Defendant SCWorx).

(q) “Defendant Releasees” means (i) Defendants and their attorneys; (ii) the Defendants’ respective Immediate Family members, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, agents, affiliates, insurers and reinsurers, predecessors, predecessors- in-interest, successors, successors-in-interest, assigns, advisors and associates of each of the foregoing; and (iii) all current and former officers, directors and employees of SCWorx, in their capacities as such.

(r) “Effective Date” with respect to the Settlement means the first date by which all of the events and conditions specified in ¶ 31 of this Stipulation have been met and have occurred or have been waived.

(s) “Escrow Account” means an account maintained at Valley National Bank wherein the Cash Settlement Amount shall be deposited and held in escrow under the control of Lead Counsel.

(t) “Escrow Agent” means Valley National Bank.

(u) “Escrow Agreement” means the agreement between Lead Counsel and the Escrow Agent setting forth the terms under which the Escrow Agent shall maintain the Escrow Account.

(v) “Final,” with respect to the Judgment or, if applicable, the Alternative Judgment, or any other court order means: (i) if no appeal is filed, the expiration date of the time provided for filing or noticing of any appeal under the Federal Rules of Appellate Procedure, i.e., thirty (30) days after entry of the Judgment or order; or (ii) if there is an appeal from the Judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the Judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to: (i) attorneys’ fees, costs or expenses; or (ii) the plan of allocation for the Settlement proceeds (as submitted or subsequently modified), shall not in any way delay or preclude the Judgment or, if applicable, the Alternative Judgment, from becoming Final.

(w) “Immediate Family” means children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law. As used in this definition, “spouse” shall mean a husband, a wife, or a partner in a state recognized domestic relationship or civil union.

(x) “Judgment” means the final judgment with dismissal and with prejudice, substantially in the form attached hereto as Exhibit B, to be entered by the Court approving the Settlement.

(y) “Lead Counsel” means the law firm of Kaplan Fox & Kilsheimer LLP.

(z) “Lead Plaintiff” means Vy Nguyen.

(aa) “Litigation Expenses” means the costs and expenses incurred by Plaintiff’s Counsel in connection with commencing, prosecuting and settling the Action (which may include the costs and expenses of Lead Plaintiff directly related to his representation of the Settlement Class), for which Plaintiff’s Counsel intends to apply to the Court for reimbursement from the Cash Settlement Fund.

(bb) “Net Settlement Fund” means the Settlement Fund less: (i) any Taxes and Tax Expenses; (ii) any Notice and Administration Costs; (iii) any Litigation Expenses awarded by the Court; and (iv) any attorneys’ fees awarded by the Court.

(cc) “Notice” means the Notice of (i) Pendency of Class Action and Proposed Settlement; (ii) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses; and (iii) Settlement Fairness Hearing, substantially in the form attached hereto as Exhibit A-(i), which is to be mailed or e-mailed to Settlement Class Members.

(dd) “Notice and Administration Costs” means the costs, fees and expenses that are incurred by the Claims Administrator and/or Lead Counsel in connection with: (i) providing notices to the Settlement Class; and (ii) administering the Settlement, including but not limited to the Claims process, as well as the costs, fees and expenses incurred in connection with the Escrow Account.

(ee) “Parties” means Defendants and Lead Plaintiff, on behalf of himself and the Settlement Class.

(ff) “Plaintiff Releasees” means (i) Lead Plaintiff, his attorneys and all other Settlement Class Members; (ii) the current and former parents, affiliates, subsidiaries, successors, predecessors, assigns, and assignees of each of the foregoing in (i); and (iii) the current and former officers, directors, Immediate Family members, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, agents, affiliates, insurers, reinsurers, predecessors, predecessors-in- interest, successors, successors-in-interest, assigns and advisors of each of the persons or entities listed in (i) and (ii), in their capacities as such.

(gg) “Plaintiff’s Counsel” means Lead Counsel.

(hh) “Plan of Allocation” means the proposed plan set forth in the Notice to be utilized for determining the allocation of the Net Settlement Fund, as submitted or subsequently modified.

(ii) “Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court preliminarily approving the Settlement and directing that notice of the Settlement be provided to the Settlement Class.

(jj) “PSLRA” means the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended.

(kk) “Released Claims” means all Released Defendants’ Claims and all Released Plaintiffs’ Claims.

(ll) “Released Defendants’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, local, common, statutory, administrative or foreign law, or any other law, rule or regulation, at law or in equity, whether class or individual in nature, whether accrued or unaccrued, whether liquidated or unliquidated, whether matured or unmatured, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants. “Released Defendants’ Claims” do not include any claims relating to the enforcement of the Settlement.

(mm) “Released Plaintiffs’ Claims” means any and all rights, debts, demands, claims and causes of action or liabilities (including but not limited to any claims for damages, restitution, rescission, interest, attorneys’ fees, expert or consulting fees, and any other costs expenses or liability whatsoever) of every nature and description, whether known claims or Unknown Claims, whether based on or arising under federal, state, local, common, statutory, administrative or foreign law, or any other law, rule or regulation, at law or in equity, whether class or individual in nature, whether accrued or unaccrued, whether liquidated or unliquidated, whether matured or unmatured, that Lead Plaintiff or any other member of the Settlement Class: (i) asserted in the Action or (ii) could have asserted in any court or forum that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations, or omissions set forth in the Action and that relate to the purchase of SCWorx common stock on the Nasdaq or other U.S. exchanges or in a U.S. transaction during the Class Period, including, without limitation, claims that arise out of or relate to any disclosures, SEC filings, press releases, or other public statements by or on behalf of SCWorx during the Class Period. “Released Plaintiffs’ Claims” do not include (i) any claims relating to the enforcement of the Settlement; (ii) any of the claims asserted in the following actions: In re SCWorx Corp. Derivative Litig., No. 20-cv-4554- JGK (S.D.N.Y.); Zarins v. Schessel, et. al., C.A. No. 2020-0924-MTZ (Del. Ch.); or (iii) any claims of any person or entity that submits a request for exclusion from the Settlement Class that is accepted by the Court.

(nn) “Releasee(s)” means each and any of the Defendant Releasees and each and any of the Plaintiff Releasees.

(oo) “Releases” means the releases set forth in ¶¶ 4-6 of this Stipulation. (pp) “Schessel” refers to Defendant Marc S. Schessel.

(qq) “Schessel Shares” means one hundred thousand (100,000) shares of the SCWorx common stock owned by Schessel, to be paid as part of the Settlement consideration in accordance with ¶ 8 below.

(rr) “SCWorx” or the “Company” means Defendant SCWorx Corporation.

(ss) “Settlement” means the settlement between Lead Plaintiff and Defendants on the terms and conditions set forth in this Stipulation.

(tt) “Settlement Amount” means a total consideration of no less than Three Million Three Hundred Thousand Dollars ($3,300,00.00) and consisting of: (1) the Cash Settlement Amount (i.e., Two Million Seven Hundred Thousand Dollars ($2,700,000.00)), (2) the Settlement Shares (i.e., the number of shares of SCWorx common stock that equates to a value of Six Hundred Thousand Dollars ($600,000.00)), and (3) the Schessel Shares (i.e., an additional one hundred thousand (100,000) shares of SCWorx common stock at then-current market value).

(uu) “Settlement Class” means all persons or entities who purchased or otherwise acquired SCWorx common stock on the Nasdaq or other U.S. exchanges or in a U.S. transaction between April 13, 2020 and April 17, 2020, inclusive. Excluded from the Settlement Class are: (i) Defendants; (ii) members of the immediate family of any Defendant who is an individual; (iii) any person who was an officer or director of SCWorx during the Class Period; (iv) any firm, trust, corporation, or other entity in which any Defendant has or had a controlling interest; (v) SCWorx’s employee retirement and benefit plan(s) and their participants or beneficiaries, to the extent they made purchases through such plan(s); and (vi) the legal representatives, affiliates, heirs, successors-in-interest, or assigns of any such excluded person.

(vv) “Settlement Class Member” means each person and entity who or which is a member of the Settlement Class.

(ww) “Settlement Fairness Hearing” means the hearing set by the Court under Rule 23(e)(2) of the Federal Rules of Civil Procedure to consider final approval of the Settlement.

(xx) “Settlement Fund” means the Settlement Amount plus any and all interest earned thereon while in escrow.

(yy) “Settlement Shares” means the number of shares of SCWorx common stock that equates to a value of at least Six Hundred Thousand Dollars ($600,000.00) as determined in accordance with ¶ 8(c) of this Stipulation.

(zz) “Summary Notice” means the Summary Notice of (i) Pendency of Class Action and Proposed Settlement; (ii) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses; and (iii) Settlement Fairness Hearing, substantially in the form attached hereto as Exhibit A-(iii), to be published as set forth in the Preliminary Approval Order.

(aaa) “Taxes” means: (i) all federal, state, and/or local taxes of any kind (including any estimated taxes, interest or penalties thereon) arising with respect to any income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon the Releasees or their counsel with respect to any income earned by the Settlement Fund for any period after the deposit of the Cash Settlement Amount in the Escrow Account during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes; and (ii) all taxes imposed on payments by the Settlement Fund, including withholding taxes.

(bbb) “Tax Expenses” means the expenses and costs incurred by Lead Counsel in connection with determining the amount of, and paying, any taxes owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) tax returns for the Settlement Fund).

(ccc) “Unknown Claims” means any Released Plaintiffs’ Claims which Lead Plaintiff or any other Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant does not know or suspect to exist in his or its favor at the time of the release of such claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement, including, but not limited to, whether or not to object to the Settlement or to the release of the Released Claims. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Lead Plaintiff and Defendants shall expressly waive, and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment or the Alternative Judgment, if applicable, shall have, expressly waived, the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge that they may hereafter discover facts in addition to or different from those which he, she or it or their counsel now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, Lead Plaintiff and Defendants shall expressly settle and release, and each of the other Settlement Class Members shall be deemed to have, and by operation of the Judgment or the Alternative Judgment, if applicable, shall have, settled and released, any and all Released Claims without regard to the subsequent discovery or existence of such different or additional facts. Lead Plaintiff and Defendants acknowledge, and each of the other Settlement Class Members shall be deemed by operation of the Judgment or the Alternative Judgment, if applicable, to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

PRELIMINARY APPROVAL OF SETTLEMENT

2. Promptly upon execution of this Stipulation, Lead Plaintiff will move for preliminary approval of the Settlement and the scheduling of a hearing for consideration of, inter alia, final approval of the Settlement and Lead Counsel’s application for an award of attorneys’ fees and reimbursement of Litigation Expenses. Concurrently with the motion for preliminary approval, Lead Plaintiff shall apply to the Court for entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A.

CLASS CERTIFICATION

3. Solely for the purpose of the Settlement, the Parties hereby stipulate and agree to:

(a) certification of the Action as a class action, pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure, consistent with the definition of the Settlement Class; (b) appointment of Lead Plaintiff as representative for the Settlement Class; and (c) appointment of Lead Counsel as Class Counsel pursuant to Rule 23(g) of the Federal Rules of Civil Procedure. Lead Plaintiff will move for entry of the Preliminary Approval Order, which will certify the Action to proceed as a class action for settlement purposes only. Defendants expressly reserve the right to contest class certification in the event that the Effective Date does not occur.

RELEASE OF CLAIMS

4. The obligations incurred pursuant to this Stipulation are in consideration of: (i) the full and final disposition of the Action as against Defendants; and (ii) the Releases provided for herein.

5. Pursuant to the Judgment, or the Alternative Judgment, if applicable, without further action by anyone, upon the Effective Date of the Settlement, Lead Plaintiff and each of the other Settlement Class Members, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived, discharged and dismissed each and every Released Plaintiffs’ Claim against the Defendant Releasees, and shall forever be barred and enjoined from commencing, instituting, intervening in or participating in, prosecuting or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, or other forum of any kind or character (whether brought directly, in a representative capacity, derivatively, or in any other capacity), that asserts any or all of the Released Plaintiffs’ Claims against any of the Defendant Releasees.

6. Pursuant to the Judgment, or the Alternative Judgment, if applicable, without further action by anyone, upon the Effective Date of the Settlement, Defendants, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Defendants’ Claim against the Plaintiff Releasees, and shall forever be barred and enjoined from prosecuting any or all of the Released Defendants’ Claims against any of the Plaintiff Releasees.

7. Notwithstanding ¶¶ 4-6 above, nothing in the Judgment, or the Alternative Judgment, if applicable, shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Judgment, or Alternative Judgment, if applicable.

THE SETTLEMENT CONSIDERATION

8. Total Settlement Consideration. In consideration of the full and final settlement of the claims asserted in the Action against Defendants and the Releases specified in ¶¶ 4-6 above, Defendants shall provide or cause to be provided to the Settlement Class total consideration of no less than Three Million Three Hundred Thousand Dollars ($3,300,000.00) in value, consisting of the Cash Settlement Amount (Two Million Seven Hundred Thousand Dollars ($2,700,000.00)), the number of shares of SCWorx common stock that equates to a value of Six Hundred Thousand Dollars ($600,000.00) (the Settlement Shares), and 100,000 shares of SCWorx common stock at then-current market value (the Schessel Shares), in the form and manner described below:

(a) Deposit of Cash Settlement Amount. Defendants shall cause a portion of the Cash Settlement Amount equal to Eight Hundred Six Thousand, Seventy-Three Dollars and Eighty-Six Cents ($806,073.86) to be deposited into the Escrow Account within ten (10) business days following the Court’s entry of an order granting preliminary approval of the Settlement. Defendants shall cause the remaining portion of the Cash Settlement Amount equal to One Million, Eight Hundred Ninety-Three Thousand, Nine Hundred Twenty-Six Dollars and Fourteen Cents ($1,893,926.14) to be deposited into the Escrow Account within ten (10) business days following the effective date of Defendants’ funding agreement with XL Specialty Insurance Company.2 Lead Counsel will provide to Defendants’ Counsel all information necessary to effectuate a transfer of funds to the Escrow Account, including the bank name and ABA routing number, account number, and a signed Form W-9 reflecting the taxpayer identification for the Settlement Fund.

[2]	Lead Counsel has reviewed the funding agreement between Defendants and XL Specialty Insurance Company and can provide the Court with a copy if the Court wishes to review. Based on the terms of the agreement, we expect the effective date to occur prior to the Settlement Fairness Hearing under Lead Plaintiff’s proposed schedule.

(b) Delivery of Schessel Shares. Schessel shall cause one hundred thousand (100,000) shares of his holdings of SCWorx common stock to be transferred to the Escrow Account or such other account as directed by Lead Counsel within ten (10) business days following the Court’s entry of an order granting preliminary approval of the Settlement. It is understood that the Schessel Shares may be delivered by the Company on behalf of Schessel. Any fees incurred to (i) register the Schessel Shares in the name of the Authorized Claimants in accounts maintained by the Company’s transfer agent or (ii) distribute the Schessel Shares to such Authorized Claimant accounts, including fees charged by the Company’s transfer agent, will be paid from the Escrow Account and will constitute Notice and Administration Costs.

(c) Terms, Issuance, and Delivery of Settlement Shares. The number of Settlement Shares that SCWorx will issue will be determined on the date the Court issues the Class Distribution Order, as further described in ¶ 26 below, and will be calculated by dividing Six Hundred Thousand Dollars ($600,000.00) by the volume-weighted average daily adjusted closing price of SCWorx common stock over the 20 trading days immediately preceding the date of the Class Distribution Order. Further, the total number of Settlement Shares to be issued will be adjusted to reflect any subdivision or combination in SCWorx common stock by stock splits, reverse stock splits, reorganization, recapitalization, or other similar transaction beginning with 20th trading day immediately preceding the date of the Distribution Order through and including the date the Settlement Shares are issued by SCWorx and delivered to Authorized Claimants.

(i) SCWorx must issue the Settlement Shares within five (5) business days of the Class Distribution Order. SCWorx will be responsible for the payment of costs associated with the issuance of the Settlement Shares, including without limitation any and all costs associated with listing the Settlement Shares on Nasdaq (or any other stock exchange or market on which SCWorx’s common stock is then listed or quoted), provided however that SCWorx shall not be responsible for fees charged by SCWorx’s transfer agent to (i) register the Settlement Shares in the name of the Authorized Claimants in accounts maintained by the Company’s transfer agent or (ii) distribute the Settlement Shares from the Company treasury to the Authorized Claimant’s accounts at such transfer agent, all of which costs will be paid from the Escrow Account and will constitute Notice and Administration Costs.

(ii) The Company will use commercially reasonable efforts to distribute the Settlement Shares to all Authorized Claimants within twenty (20) days of the Class Distribution Order, but in any case, said Shares will be distributed within thirty (30) days of the Class Distribution Order. No Authorized Claimant shall, during any of the four weekly periods immediately following the Distribution of the Settlement Shares, sell or transfer more than twenty- five percent (25%) per week of the total number of Settlement Shares received. Lead Counsel shall notify each Authorized Claimant in writing of the foregoing limitation. For the avoidance of doubt, If an Authorized Claimant is entitled to 5,000 Settlement Shares pursuant to the Class Distribution Order, then such Authorized Claimant may not sell more than 1,250 of such Settlement Shares during any of the four weekly periods immediately following the distribution of the Settlement Shares. Except as otherwise expressly provided in Section 8(c)(i), all costs associated with (i) registering the Settlement Shares and the Schessel Shares in the name of the Authorized Claimants in accounts maintained by the Company’s transfer agent or (ii) distributing the Settlement Shares and the Schessel Shares from the Company treasury and Schessel, respectively, to Authorized Claimants accounts at the Company’s transfer agent (including any costs incurred by SCWorx’s transfer agent) will be paid from the Escrow Account and will constitute Notice and Administration Costs.

(iii) All Settlement Shares will be duly and validly issued, fully-paid, non-assessable, free from all liens and encumbrances, complaint with any applicable state securities laws, rules, or regulations (“State Blue Sky Laws”), and free of any restrictions on transfer in accordance with the exemption from registration contained in Section 3(a)(10) of the Securities Act of 1933, 15 U.S.C. § 77c(a)(10). In order to qualify for the exemption provided by Section 3(a)(l0) of the Securities Act, the Settling Parties and their counsel will take all steps necessary to ensure that each of the following conditions will be satisfied: (i) Settlement Class Members shall be given adequate notice of the Settlement Hearing; (ii) the Settlement Hearing shall be open to all Settlement Class Members; (iii) there shall be no improper impediments to the appearance by any Settlement Class Member at the Settlement Hearing; (iv) the Court shall be advised before the Settlement Hearing that SCWorx will rely on the Section 3(a)(10) exemption based on the Court’s approval of the issuance of the Settlement Shares as part of the consideration provided in exchange for the settlement and release of the claims asserted in the Action; (v) the Settlement Hearing shall include consideration of the fairness of the terms and conditions of the issuance of the Settlement Shares in exchange for the settlement and release of the claims asserted in the Action; and (vi) the order to be entered by the Court shall approve the fairness to the Settlement Class Members of the terms and conditions of the exchange of the issuance of the Settlement Shares for the settlement and release of the claims asserted in the Action.

(iv) No later than the date of issuance of the Settlement Shares, SCWorx must confirm to Lead Counsel that it has received the written opinion of counsel, at no cost to the Settlement Class, the Settlement Fund, or Plaintiff’s Counsel, substantially to the effect that the issuance, delivery and subsequent distribution of Settlement Shares to Authorized Claimants is exempt from registration under the Securities Act under Section 3(a)(l0) of that Act (the “3(a)(l0) Opinion”). SCWorx understands that SCWorx’s transfer agent and Lead Counsel may rely on the representation that SCWorx has obtained the 3(a)(l0) Opinion.

(v) Notwithstanding any of the foregoing, SCWorx may, at its option, choose to pay all or part of the $600,000.00 Settlement Shares value in cash of the same value. If SCWorx chooses to pay any portion of the Settlement Shares in cash, it will deposit that amount in the Escrow Account within ten (10) calendar days after the Class Distribution Order.

USE OF SETTLEMENT FUND

9. The Settlement Fund shall be used to pay: (a) any Taxes and Tax Expenses; (b) any Notice and Administration Costs; (c) any Litigation Expenses awarded by the Court; and (d) any attorneys’ fees awarded by the Court. The balance remaining in the Settlement Fund, that is, the Net Settlement Fund, shall be distributed to Authorized Claimants as provided in ¶¶ 18-29 of this Stipulation, or as otherwise ordered by the Court.

10. Except as provided herein or pursuant to orders of the Court, the Net Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to the terms of this Stipulation or further order of the Court. At the written direction of Lead Counsel, the Escrow Agent shall invest any funds in the Escrow Account exclusively in instruments or accounts backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof, including a United States Treasury Fund or a bank account that is either (a) fully insured by the Federal Deposit Insurance Corporation (“FDIC”) or (b) secured by instruments backed by the full faith and credit of the United States Government. The Escrow Agent shall reinvest the proceeds of these instruments or accounts as they mature in similar instruments or accounts at their then-current market rates.

11. The Escrow Agent shall not disburse the Settlement Fund except as provided in this Stipulation or as otherwise ordered by the Court. The Parties agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B- 1 and that Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Lead Counsel shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes or Tax Expenses owed with respect to the Settlement Fund. Upon written request, the Company will provide to Lead Counsel the statement described in Treasury Regulation § 1.468B-3(e). Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

12. All Taxes and Tax Expenses shall be paid out of the Settlement Fund. Taxes and Tax Expenses shall be timely paid by the Escrow Agent pursuant to the disbursement instructions to be set forth in the Escrow Agreement, and without further order of the Court, and Lead Counsel shall be authorized (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts, including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(l)(2)). The Parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of ¶¶ 11 and 12 of this Stipulation.

13. The Settlement is not a claims-made settlement. Upon the occurrence of the Effective Date, no Defendant, Defendant Releasee, or any other person or entity who or which paid any portion of the Settlement Amount shall have any right to the return of the Settlement Fund or any portion thereof for any reason whatsoever, including without limitation, the number of Claim Forms submitted, the collective amount of Recognized Claims of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund.

14. Prior to the Effective Date of the Settlement, Lead Counsel may pay from the Escrow Account, without further approval from Defendants or further order of the Court, all Notice and Administration Costs actually incurred and paid or payable. Such costs and expenses shall include, without limitation, the actual costs of printing and mailing the Notice and Claim Form, publishing the Summary Notice, reimbursements to nominee owners for forwarding the Notice and Claim Form to their beneficial owners, the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice, administering the Settlement (including processing submitted Claims), and the fees, if any, of the Escrow Agent. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice and Administration Costs paid or incurred, including any related fees, shall not be returned or repaid to Defendants, any of the other Defendant Releasees or any other person or entity who or which paid any portion of the Settlement Amount.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

15. Lead Counsel will apply to the Court for an award of attorneys’ fees to Plaintiff’s Counsel to be paid from (and out of) the Settlement Fund. Lead Counsel also will apply to the Court for reimbursement of Plaintiff’s Counsel’s Litigation Expenses, which may include a request for reimbursement of Lead Plaintiff’s costs and expenses directly related to its representation of the Settlement Class, to be paid from (and out of) the Settlement Fund. Lead Counsel’s application for an award of attorneys’ fees and/or Litigation Expenses is not the subject of any agreement between Defendants and Lead Plaintiff other than what is set forth in this Stipulation.

16. Plaintiff’s Counsel will seek attorneys’ fees of no more than 25% of the Settlement Fund, Settlement Shares, and Schessel Shares, plus Litigation Expenses. The portion of any attorneys’ fees and Litigation Expenses awarded by the Court that are to be paid to Plaintiff’s Counsel from (and out of) the Cash Settlement Fund shall be paid upon the Effective Date of the Settlement, and the portion of any such attorneys’ fees and Litigation Expenses awarded that are to be paid from (and out of) the Settlement Shares and the Schessel Shares shall be paid at the time of the Class Distribution Order, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiff’s Counsel’s obligation to make appropriate refunds or repayments to the Settlement Fund, plus accrued interest at the same net rate as is earned by the Settlement Fund, if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the award of attorneys’ fees and/or Litigation Expenses is reduced or reversed and such order reducing or reversing the award has become Final. Plaintiff’s Counsel shall make the appropriate refund or repayment in full no later than thirty (30) calendar days after: (a) receiving from Defendants’ Counsel notice of the termination of the Settlement; or (b) any order reducing or reversing the award of attorneys’ fees and/or Litigation Expenses has become Final.

17. The procedure for, the allowance or disallowance of, and the amount of any attorneys’ fees and/or Litigation Expenses are not necessary terms of this Stipulation, are not conditions of the Settlement embodied herein, and shall be considered separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement. Neither Lead Plaintiff nor Lead Counsel may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to attorneys’ fees and/or Litigation Expenses, and any appeal from any order awarding attorneys’ fees and/or Litigation Expenses or any reversal or modification of any such order shall not affect or delay the finality of the Judgment.

NOTICE AND SETTLEMENT ADMINISTRATION

18. As part of the Preliminary Approval Order, Lead Plaintiff shall seek appointment of the Claims Administrator. The Claims Administrator shall administer the Settlement, including but not limited to the process of receiving, reviewing and approving or denying Claims, under Lead Counsel’s supervision and subject to the jurisdiction of the Court. Other than Defendants’ obligations pursuant to ¶¶ 8 and 19, none of Defendants, nor any of the other Defendant Releasees, shall have any involvement in or any responsibility, authority or liability whatsoever for the selection of the Claims Administrator, the Plan of Allocation, the administration of the Settlement, the Claims process, or disbursement of the Net Settlement Fund, and shall have no liability whatsoever to any person or entity, including, but not limited to, Lead Plaintiff, any other Settlement Class Members or Plaintiff’s Counsel in connection with the foregoing. Defendants’ Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms.

19. In accordance with the terms of the Preliminary Approval Order to be entered by the Court, Lead Counsel shall cause the Claims Administrator to mail, or email, the Notice and Claim Form to those members of the Settlement Class as may be identified through reasonable effort. Lead Counsel shall also cause the Claims Administrator to have the Summary Notice published in accordance with the terms of the Preliminary Approval Order to be entered by the Court. For the purposes of identifying and providing notice to the Settlement Class, within five (5) business days after the Court’s entry of the Preliminary Approval Order, the Company shall provide to Lead Counsel or the Claims Administrator, at no cost to the Settlement Fund, Lead Plaintiff or the Settlement Class, Plaintiff’s Counsel or the Claims Administrator, shareholder lists of purchasers of record (consisting of names and addresses, as well as e-mail addresses if available) during the Class Period in electronic format, such as Excel.

20. The Claims Administrator shall receive Claims and determine first, whether the Claim is a valid Claim, in whole or in part, and second, each Authorized Claimant’s pro rata share of the Net Settlement Fund as calculated pursuant to the proposed Plan of Allocation set forth in the Notice attached hereto as Exhibit A-(i) (or such other plan of allocation as the Court approves).

21. The Plan of Allocation proposed in the Notice is not a necessary term of the Settlement or of this Stipulation, and it is not a condition of the Settlement or of this Stipulation that any particular plan of allocation be approved by the Court. Lead Plaintiff and Lead Counsel may not cancel or terminate the Settlement (or this Stipulation) based on this Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any other plan of allocation approved in this Action. Defendants and the other Defendant Releasees shall not object in any way to the Plan of Allocation or any other plan of allocation in this Action. No Defendant, nor any other Defendant Releasees, shall have any involvement with or liability, obligation or responsibility whatsoever for the application of the Court-approved plan of allocation.

22. Any Settlement Class Member who does not submit a valid Claim Form will not be entitled to receive any distribution from the Net Settlement Fund, but will otherwise be bound by all of the terms of this Stipulation and Settlement, including the terms of the Judgment or, the Alternative Judgment, if applicable, to be entered in the Action and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim, or other proceeding of any kind against the Defendant Releasees with respect to the Released Plaintiffs’ Claims in the event that the Effective Date occurs with respect to the Settlement.

23. Lead Counsel shall be responsible for supervising the administration of the Settlement and the disbursement of the Net Settlement Fund subject to Court approval. No Defendant, or any other Defendant Releasees, shall be permitted to review, contest or object to any Claim, or any decision of the Claims Administrator or Lead Counsel with respect to accepting or rejecting any Claim, nor shall any Defendant Releasee have any responsibility for, interest in, or liability for any decision. Lead Counsel shall have the right, but not the obligation, to waive what it deems to be formal or technical defects in any Claims submitted in the interests of achieving substantial justice.

24. For purposes of determining the extent, if any, to which a Settlement Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:

(a) Each Claimant shall be required to submit a Claim in paper form, substantially in the form attached hereto as Exhibit A-(ii), or in electronic form, in accordance with the instructions for the submission of such Claims, and supported by such documents as are designated therein, including proof of the Claimant’s claimed loss, or such other documents or proof as the Claims Administrator or Lead Counsel, in its discretion, may deem acceptable;

(b) All Claims must be submitted by the date set by the Court in the Preliminary Approval Order and specified in the Notice, unless extended by the Court. Any Settlement Class Member who fails to submit a Claim by such date shall be forever barred from receiving any distribution from the Net Settlement Fund or payment pursuant to this Stipulation (unless by Order of the Court such Settlement Class Member’s Claim Form is accepted), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment or Alternative Judgment, if applicable, and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against any Defendants’ Releasees with respect to any Released Plaintiffs’ Claim. A Claim Form shall be deemed to be submitted when postmarked, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Claim Form shall be deemed to have been submitted on the date when actually received by the Claims Administrator;

(c) Each Claim shall be submitted to and reviewed by the Claims Administrator who shall determine in accordance with this Stipulation and the plan of allocation the extent, if any, to which each Claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below as necessary;

(d) Claims that do not meet the submission requirements may be rejected in whole or in part by the Claims Administrator. Prior to rejecting a Claim in whole or in part, the Claims Administrator shall communicate with the Claimant in writing, to give the Claimant the chance to remedy any curable deficiencies in the Claim Form submitted. The Claims Administrator shall notify, in a timely fashion and in writing, all Claimants whose Claim the Claims Administrator proposes to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose Claim is to be rejected has the right to review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below; and

(e) If any Claimant whose Claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a Claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court.

25. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s Claim, and the Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided, however, that such investigation and discovery shall be limited to that Claimant’s status as a Settlement Class Member and the validity and amount of the Claimant’s Claim. No discovery shall be allowed on the merits of this Action or of the Settlement in connection with the processing of Claims.

26. Lead Counsel will apply to the Court for a Class Distribution Order: (a) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the Claims submitted; (b) approving payment of any administration fees and expenses associated with the administration of the Settlement from the Escrow Account; and (c) if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants from the Escrow Account.

27. Payment pursuant to the Class Distribution Order shall be final and conclusive against all Settlement Class Members. All Settlement Class Members whose Claims are not approved by the Court for payment shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment or Alternative Judgment, if applicable, to be entered in this Action and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action against any and all Defendant Releasees with respect to any and all of the Released Plaintiffs’ Claims.

28. No person or entity shall have any claim against Lead Plaintiff, Plaintiff’s Counsel, the Claims Administrator or any other agent designated by Lead Counsel, or the Defendant Releasees and their respective counsel, based on any investments, costs, expenses, administration, allocations, calculations, payments, the withholding of Taxes (including interest and penalties) owed by the Settlement Fund (or any losses incurred in connection with Taxes owed by the Settlement Fund) or distributions that are made substantially in accordance with the Stipulation, the plan of allocation approved by the Court, or any order of the Court.

29. All proceedings with respect to the administration, processing and determination of Claims and the determination of all controversies relating to Claims, including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court. All Settlement Class Members, other Claimants, and the Parties to this Settlement expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations.

TERMS OF THE JUDGMENT

30. If the Settlement contemplated by this Stipulation is approved by the Court, Lead Counsel and Defendants’ Counsel shall request that the Court enter a Judgment, substantially in the form attached hereto as Exhibit B, including the dismissal with prejudice of all of the claims asserted against Defendants in this Action.

CONDITIONS OF SETTLEMENT AND EFFECT OF
DISAPPROVAL, CANCELLATION OR TERMINATION

31. The Effective Date of the Settlement shall be the first date on which all of the following conditions have occurred:

(a) the Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit A attached hereto, as required by ¶ 2 above;

(b) the Cash Settlement Amount has been deposited into the Escrow Account in accordance with the provisions of ¶ 8 above;

(c) the Schessel Shares have been delivered in accordance with the provisions of this Stipulation;

(d) the Settlement Shares have been issued and delivered in accordance with the provisions of this Stipulation;

(e) the Company has confirmed to Lead Counsel that it has received the 3(a)(10) Opinion in accordance with the provisions of ¶ 8 above;

(f) Defendants have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation;

(g) Lead Plaintiff has not exercised its option to terminate the Settlement pursuant to the provisions of this Stipulation;

(h) the Court has entered Judgment, substantially in the form proposed by the Parties, following notice to the Settlement Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and

(i) the Judgment has become Final and no longer subject to appeal.

32. Upon the occurrence of all of the events referenced in ¶ 31 above, any and all remaining interest or right of Defendants or any other Defendant Releasee in or to the Settlement Fund, if any, shall be absolutely and forever extinguished and the Releases herein shall be effective.

33. If (i) any Defendant exercises the right to terminate the Settlement as provided in this Stipulation; (ii) Lead Plaintiff exercises his right to terminate the Settlement as provided in this Stipulation; (iii) the Court disapproves the Settlement; or (iv) the Effective Date as to the Settlement otherwise fails to occur, then:

(a) the Settlement (including, without limitation, the Releases provided under the Settlement) shall be deemed null and void;

(b) Lead Plaintiff and Defendants shall revert to their respective positions in the Action as of the date immediately prior to the execution of the Term Sheet on December 20, 2021;

(c) the terms and provisions of this Stipulation, with the exception of this ¶ 33 and ¶¶ 14, 16, 37 and 57, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgment, or Alternative Judgment, if applicable, or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc;

(d) within five (5) business days after joint written notification of termination is sent by Defendants’ Counsel and Lead Counsel to the Escrow Agent, the Cash Settlement Fund (including accrued interest thereon and any funds received by Lead Counsel consistent with ¶ 16 above), less any Notice and Administration Costs actually incurred, paid or payable and less any Taxes and Tax Expenses paid, due or owing shall be returned by the Escrow Agent to the parties who contributed to the payment of the Cash Settlement Amount as instructed by Defendants’ Counsel;

(e) within five (5) business days after joint written notification of termination is sent by Defendants’ Counsel and Lead Counsel to the entity holding any undistributed Settlement Shares and Schessel Shares, any such undistributed Settlement Shares and Schessel Shares will be returned to SCWorx and Schessel respectively, if applicable;

(f) counsel for the Parties will negotiate in good faith a proposed new scheduling order for the Action; and

(g) attorneys’ fees and Litigation Expenses will be reimbursed by Plaintiffs’ Counsel as provided in ¶ 16 of this Stipulation.

34. It is further stipulated and agreed that Lead Plaintiff, on the one hand, and Defendants (provided Defendants unanimously agree amongst themselves), on the other hand, shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties to this Stipulation within thirty (30) days of: (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve the Settlement or any material part thereof; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; (d) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Second Circuit or the United States Supreme Court; or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Second Circuit or the United States Supreme Court, and the provisions of ¶ 33 above shall apply. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys’ fees or reimbursement of Litigation Expenses or with respect to any plan of allocation shall not be considered material to the Settlement, shall not affect the finality of any Judgment or Alternative Judgment, if applicable, and shall not be grounds for termination of the Settlement.

35. In addition to the grounds set forth in ¶ 34 above, Lead Plaintiff shall have the unilateral right to terminate the Settlement if any of: (i) the Cash Settlement Amount, (ii) the Schessel Shares, or (iii) the Settlement Shares are not paid or delivered in accordance with ¶ 8 above and the failure is not cured within fourteen (14) calendar days of Lead Plaintiff’s written notice of its election to terminate.

36. Additionally, although Defendants do not presently intend to file for bankruptcy within 150 days of the date of this Stipulation, in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by or on behalf of Defendants to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited into the Settlement Fund by others, then, at the election of Lead Plaintiff, the Parties shall jointly move the Court to vacate and set aside the Releases given and the Judgment or Alternative Judgment, if applicable, entered in favor of Defendants and the other Defendant Releasees pursuant to this Stipulation, in which event the Releases and Judgment, or Alternative Judgment, if applicable, shall be null and void, and the Parties shall be restored to their respective positions in the litigation as provided in ¶ 33 above. Plaintiff’s Counsel shall promptly return any attorneys’ fees and Litigation Expenses received pursuant to ¶ 16, above, plus accrued interest at the same net rate as is earned by the Settlement Fund, and any cash amounts in the Settlement Fund (less any Taxes and Tax Expenses paid, due or owing with respect to the Settlement Fund and less any Notice and Administration Costs actually incurred, paid or payable) shall be returned as provided in ¶ 33 above.

NO ADMISSION OF WRONGDOING

37. Neither this Stipulation (whether or not consummated), including the exhibits hereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of this Stipulation, nor any proceedings taken pursuant to or in connection with this Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith):

(a) may be (i) offered against any of the Defendant Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendant Releasees with respect to the truth of any fact alleged by Lead Plaintiff or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendant Releasees or in any way referred to for any other reason as against any of the Defendant Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; (ii) offered or received against any Defendant as evidence of or construed as or deemed to be evidence of any presumption, concession or admission by any Defendant that any damages were suffered by Plaintiff or the Settlement Class, or anyone else; (iii) offered or received against any Defendant as evidence of a presumption concession, admission of any fault, misrepresentation, or omission with respect to any statement or written document approved or made by any Defendant; (iv) offered or received against any Defendant as evidence of a presumption, concession, or admission of any liability, negligence fault or wrongdoing, or in any way referred to for any other reason as against any of the Parties to this Stipulation, in any other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provision of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Parties may refer to it to effectuate the releases granted to them hereunder; or (v) construed against Defendants, Plaintiff or the Settlement Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.

(b) may be offered against any of the Plaintiff Releasees, as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Plaintiff Releasees that any of their claims are without merit, that any of the Defendant Releasees had meritorious defenses, that damages recoverable under the Complaint would not have exceeded the Settlement Amount, or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiff Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or

(c) may be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; provided, however, that if this Stipulation is approved by the Court, the Parties and the Releasees and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.

MISCELLANEOUS PROVISIONS

38. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.

39. Pursuant to the Class Action Fairness Act (“CAFA”), 28 U.S.C. § 1715(b)-(c), no later than ten (10) calendar days after the Stipulation is filed with the Court, Defendants, at their own cost and expense, shall serve proper notice of the proposed Settlement upon those who are entitled to notice pursuant to CAFA.

40. The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Lead Plaintiff and any Settlement Class Members against the Defendants’ Releasees with respect to the Released Plaintiffs’ Claims. Accordingly, Lead Plaintiff and its counsel and Defendants and their counsel agree not to assert in any forum that this Action was brought by Lead Plaintiff or defended by Defendants in bad faith or without a reasonable basis. No party shall assert any claims of any violation of Rule 11 of the Federal Rules of Civil Procedure, or of 28 U.S.C. Section 1927, or otherwise make any accusation of wrongful or actionable conduct by any other Party, relating to the institution, prosecution, defense, or settlement of this Action. The Parties agree that the amounts paid and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties through a mediation process supervised and conducted by Jed Melnick, Esq. of JAMS, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

41. The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of both Lead Plaintiff and Defendants (or their successors-in-interest).

42. Defendants may file the Stipulation and/or the Order and Final Judgment in any action that may be brought against them in order to support a defense, claim, or counterclaim based on principles of res judicata, collateral estoppel, release and discharge, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. Plaintiff and the Settlement Class understand, acknowledge and agree that Defendants have denied and continue to deny all claims of wrongdoing, liability and damages alleged in the Action.

43. Except as otherwise provided for herein, all agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

44. This Stipulation supersedes the Term Sheet dated December 20, 2021.

45. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

46. Pending approval of the Court of this Stipulation and its exhibits, all proceedings in this Action shall be stayed and all members of the Settlement Class shall be barred and enjoined from prosecuting any of the Released Plaintiffs’ Claims against any of the Defendant Releasees.

47. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Lead Counsel and enforcing the terms of this Stipulation, including the Plan of Allocation (or such other plan of allocation as may be approved by the Court) and the distribution of the Net Settlement Fund to Settlement Class Members.

48. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

49. This Stipulation and its exhibits constitute the entire agreement among Lead Plaintiff and Defendants concerning the Settlement. All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any party hereto concerning this Stipulation or its exhibits other than those contained and memorialized in such documents.

50. This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

51. This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any and all Releasees and any corporation, partnership, or other entity into or with which any party hereto may merge, consolidate or reorganize.

52. The construction, interpretation, operation, effect and validity of this Stipulation, the Supplemental Agreement and all documents necessary to effectuate the Settlement shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

53. Any action arising under or to enforce this Stipulation or any portion thereof, shall be commenced and maintained only in the Court.

54. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

55. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

56. Lead Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order and the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

57. If any Party is required to give notice to another party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Lead Plaintiff or Lead Counsel:	Kaplan Fox & Kilsheimer LLP Attn: Laurence D. King 1999 Harrison Street, Ste. 1560 Oakland, CA 94612 Telephone: (415) 772-4700 Facsimile: (415) 772-4707 Email: lking@kaplanfox.com

If to Defendants or their respective Defendants’ Counsel:	King & Spalding LLP Paul R. Bessette 500 West 2nd Street Ste. 1800 Austin, TX 78701 Telephone: (512) 457-2050 Facsimile: (512) 457-2100 Email: pbessette@kslaw.com Counsel for Marc S. Schessel and

Law Offices of Carole R. Bernstein, Esq.
Carole R. Bernstein
41 Maple Avenue North
Westport, Connecticut 06880
Telephone: 203-255-8698
Facsimile: 203-259-4735
Email: cbernsteinesq@gmail.eom
Counsel for SCWorx Corp.

58. Except as otherwise provided herein, each party shall bear its own costs.

59. All agreements 11ade and orders entered during the course of this Action relating to the confidentiality of informaion shall survive this Settlement.

60. No opinion or advice concerning the tax consequences of the proposed Settlement to individual Settlement Class Members· is being given or will be given by the Parties or their counsel; nor is any representation or warranty in this regard made by virtue of this Stipulation. Each Settlement Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Settlement (;Jass Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Settlement Class Member.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of February 11, 2022.

KAPLAN FOX & KILSHEIMER LLP

/s/ Laurence D. King
Laurence D. King
1999 Harrison Street, Ste. 1560
Oakland, CA 94612
Telephone: (415) 772-4700
Facsimile: (415) 772-4707

Frede1ic S. Fox
Donald R. Hall
Melinda D. Campbell
Pamela Mayer

PRIVILEGED AND CONFIDENTIAL

FOR SETTLEMENT DISCUSSION PURPOSES ONLY

KING & SPALDING LLP

/s/ Paul R. Bessette
Paul R. Bessette
Michael J. Biles
500 West 2nd Street Ste. 1800
Austin, TX 78701
Telephone: (512) 457-2050
Facsimile: (512) 457-2100

Counsel for Defendant Marc S. Schessel

LAW OFFICES OF CAROLE R. BERNSTEIN, ESQ.

/s/ Carole R. Bernstein
Carole R. Bernstein
41 Maple Avenue North
Westport, Connecticut 06880
203-255-8698
203-259-4735 (fax)

New York Office:
178 East 80th Street
Suite 25D
New York, New York 10075

Counsel for Defendant SCWorx Corporation

850 Third Avenue, 14th Floor
New York, NY 10022
Telephone: (212) 687-1980
Facsimile: (212) 687-7714

Lead Counsel for Lead Plaintiff and the Settlement Class

KING & SPALDING LLP

Paul R. Bessette
Michael J. Biles
500 West 2nd Street Ste. 1800
Austin, TX 78701
Telephone: (512) 457-2050
Facsimile: (512) 457-2100

Counsel for Defendant Marc S. Schessel

LAW OFFICES OF CAROLER.

BE ZEIN, ESQ.

Carole Bernstein
41 Maple Avenue North
Westport, Connecticut 06880
203-255-8698
203-259-4735 (fax)

New York Office:
178 East 80th Street
Suite 25D
New York, New York 10075

Counsel for Defendant SCWorx Corporation

EXHIBIT A

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

DANIEL YANNES, Individually and on Behalf of All Others Similarly Situated,

Plaintiff,	CIVIL ACTION NO.: 20-CV-3349-JGK
vs.
CLASS ACTION
SCWORX CORPORATION and MARC S. SCHESSEL,

Defendants.

ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, this consolidated putative class action (the “Action”) comes before the Court on Lead Plaintiffs Motion for Preliminary Approval of Settlement (“Motion”) and on the Stipulation and Agreement of Settlement dated February 11, 2022 (“Stipulation”) entered into by Lead Plaintiff Vy Nguyen (“Lead Plaintiff’), and defendants SCWorx Corporation (“SCWorx” or the “Company”) and Marc S. Schessel (collectively, “Defendants” and together with Lead Plaintiff, the “Parties”), by and through their respective counsel;

WHEREAS, the Stipulation sets forth the terms and conditions for the proposed settlement of the Action, and is subject to review under Rule 23 of the Federal Rules of Civil Procedure (“Rule 23”); and

WHEREAS, the Court is familiar with and has reviewed the record in the Action and has reviewed the Motion and the Stipulation, together with the exhibits attached thereto and incorporated by reference therein, and found good cause for entering the following Order;

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NOW, THEREFORE, IT IS HEREBY ORDERED:

1. This order (the “Preliminary Approval Order”) hereby incorporates by reference the definitions in the Stipulation and all terms used herein shall have the same meanings as set forth in the Stipulation.

2. The Court preliminarily certifies, solely for purposes of effectuating the Settlement, pursuant to Rule 23, a class consisting of all persons or entities who purchased or otherwise acquired SCWorx common stock on the Nasdaq or other U.S. exchanges or in a U.S. transaction between April 13, 2020 and April 17, 2020, inclusive. Excluded from the Settlement Class are: (i) Defendants; (ii) members of the immediate family of any Defendant who is an individual; (iii) any person who was an officer or director of SCWorx during the Class Period; (iv) any firm, trust, corporation, or other entity in which any Defendant has or had a controlling interest; (v) SCWorx’s. employee retirement and benefit plan(s) and their participants or beneficiaries, to the extent they made purchases through such plan(s); and (vi) the legal representatives, affiliates, heirs, successors-in-interest, or assigns of any such excluded person. Also excluded from the Settlement Class are those persons who timely and validly request exclusion from the Settlement Class pursuant to the Notice of (i) Pendency of Class Action and Proposed Settlement; (ii) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses; and (iii) Settlement Fairness Hearing (the “Notice”).

3. Pursuant to Rule 23 and for purposes of settlement only, the Court preliminarily certifies Lead Plaintiff as Class Representative for the Settlement Class and appoints Kaplan Fox & Kilsheimer LLP as Class Counsel for the Settlement Class (“Class Counsel”). Class Counsel is authorized to act on behalf of the Settlement Class with respect to all acts required by, or which may be undertaken pursuant to, the Stipulation or such other acts that are reasonably necessary to consummate the proposed Settlement set forth in the Stipulation.

4. With respect to the Settlement Class, the Court preliminarily finds, solely for purposes of effectuating the Settlement, that the prerequisites for a class action under Rules 23(a) and (b)(3) have been satisfied. The members of the Settlement Class are so numerous that joinder of all Settlement Class Members in the class action is impracticable and there are questions of law and fact common to the Settlement Class which predominate over any individual questions. The claims of Lead Plaintiff are typical of the claims of the Settlement Class and Lead Plaintiff and its counsel have fairly and adequately represented and protected the interests of all of the Settlement Class Members. A class action is also superior to other available methods for the fair and efficient adjudication of the controversy, considering: (a) the interests of the members of the Settlement Class in individually controlling the prosecution of the separate actions; (b) the extent and nature of any litigation concerning the controversy already commenced by members of the Settlement Class; (c) the desirability or undesirability of continuing the litigation of these claims in this particular forum; and (d) the difficulties likely to be encountered in the management of a class action.

5. The Court preliminarily approves: (i) the Settlement of the Action as set forth in the Stipulation, including the releases contained therein, having found that the Parties have shown the Court that it will likely be able to approve the proposed Settlement under Federal Rule of Civil Procedure 23(e)(2), and (ii) the proposed Plan of Allocation described in the Notice, subject to the right of any Settlement Class Member to challenge the fairness, reasonableness, and adequacy of the Settlement, the Stipulation or the proposed Plan of Allocation, and to show cause, if any exists, why a final judgment dismissing the Action based on the Stipulation should not be ordered herein after due and adequate notice to the Settlement Class has been given in conformity with this Order.

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6. Class Counsel is hereby authorized to retain A.B. Data, Ltd. as the Claims Administrator in connection with the Settlement to supervise and administer the notice and claims procedures as well as the processing of claims as more fully set forth below:

a. No later than twenty (20) calendar days after entry of this Preliminary Approval Order, the Claims Administrator shall cause a copy of the Notice and Proof of Claim and Release form (“Claim Form”), substantially in the forms attached hereto as Exhibits A-(i) and A-(ii), respectively, to be mailed by first class mail, postage prepaid, to all members of the Settlement Class who may be identified through reasonable effort, including through the cooperation of SCWorx and/or its transfer agents to provide security holder lists as set forth in the Stipulation (the “Notice Date”);

b. Class Counsel shall cause a summary notice (the “Summary Notice”), substantially in the form attached hereto as Exhibit A-(iii), to be published once in the national edition of Investor’s Business Daily and over the PR Newswire no later than ten (10) calendar days after the Notice Date;

--- c. - - Class Counsel shall serve on Defendants’ Counsel and file with the Court proof by affidavit or declaration of mailing and publication not later than seven (7) calendar days before the Final Approval Hearing.

d. Class Counsel shall cause the Notice, the Summary Notice, and the Claim Form to be placed on a website developed for the Settlement and maintained by the Claims Administrator, on or before the Notice Date.

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7. Not later than ten (10) calendar days after the submission of the Stipulation to the Court, Defendants shall serve notice on the State and Federal officials as required by 28 U.S.C. §1715(b) (“CAFA Notice”). Not later than thirty-five (35) calendar days before the Settlement Fairness Hearing, Defendants shall file with the Court an affidavit or declaration showing timely compliance with this CAFA Notice directive.

8. The Court hereby approves the form of Notice and Summary Notice (together, the “Notices”) and the Claim Form, and finds that the procedures established for publication, mailing and distribution of such Notices substantially in the manner and form set forth in paragraph 6 of this Preliminary Approval Order meet the requirements of Rule 23, the Constitution of the United States, and the Securities Exchange Act of 1934, 15 U.S.C. §§ 78 et seq., as amended by the Private Securities Litigation Reform Act of 1995, and shall constitute the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Settlement Class Members.

9. The Claims Administrator shall use reasonable efforts to give notice to brokers and other nominees who purchased the publicly-traded common stock of SCWorx on the Nasdaq, on other U.S. exchanges or in a U.S. transaction for the benefit of another person during the Class Period. Those brokers and other nominees are directed to either: (i) send the Notice and Claim Form to all such beneficial owners, postmarked within ten (10) calendar days of receipt of the Notice; or (ii) send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) calendar days after receipt of the Notice, in which event the Claims Administrator shall mail the Notice and Claim Form to such beneficial owners within ten (10) calendar days after receipt thereof.

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10. Upon full compliance with this Preliminary Approval Order, including the timely mailing of the Notice and Claim Form to beneficial owners, such nominees may seek reimbursement of their reasonable expenses actually incurred in complying with this Preliminary Approval Order by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought and reflecting compliance with these instructions, including timely mailing of the Notice and Claim Form. Such properly documented expenses incurred by nominees in compliance with the terms of this Preliminary Approval Order shall be paid from the Settlement Fund in accordance with the provisions of the Stipulation, subject to further order of this Court with respect to any dispute concerning such compensation.

10. Pursuant to Fed. R. Civ. P. 23(e), a hearing (the “Settlement Fairness Hearing”) shall be held on June 29, 2022, at 2:30 p.m., in the United States District Court for the Southern District of New York, the Honorable John G. Koeltl presiding, for the following purposes:

a. to determine whether the Court should grant final certification of the Settlement Class pursuant to Fed. R. Civ. P. 23(a) and (b)(3);

b. to determine whether the proposed Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable, adequate, and in the best interests of the Settlement Class and should be finally approved by the Court;

c. to determine whether the Plan of Allocation for the Net Settlement Fund --- should be approved by the Court as fair and reasonable; ---

d. to determine whether the Judgment, substantially in the form attached as Exhibit B to the Stipulation, should be entered, inter alia, dismissing the Action against the Defendants with prejudice and extinguishing and releasing all Released Claims (as defined in the Stipulation);

e. to consider Lead Counsel’s application for an award of attorneys’ fees and reimbursement of Litigation Expenses;

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f. to consider Lead Plaintiff’s application for reimbursement of costs and expenses (including lost wages) in connection with its representation of the Settlement Class; and

g. to rule on such other matters as the Court may deem appropriate.

11. The Court reserves the right to adjourn the Settlement Fairness Hearing, including the consideration of the application for attorneys’ fees and reimbursement of Litigation Expenses, or to make such modification as may be consented to by the Parties to the Stipulation, without further notice to the Settlement Class.

12. Any member of the Settlement Class who wishes to object to the Settlement must, at least twenty-one (21) calendar days prior to the Settlement Fairness Hearing, file with the Court and serve on the Parties (listed below) a written statement of objection to the Settlement, the Plan of Allocation, or the request for attorneys’ fees and reimbursement of Litigation Expenses in connection with the representation of the Settlement Class.

13. Any member of the Settlement Class who timely objects to the Settlement, the Plan of Allocation, or the request for attorneys’ fees and reimbursement of Litigation Expenses, or who otherwise wishes to be heard, may appear in person or by and through an attorney, at his/her/its own expense, at the Settlement Fairness Hearing and present evidence or argument that may be proper or relevant. Such Settlement Class Member may do so provided that no person other than the Parties and their counsel shall be heard, and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Court, unless within twenty-one (21) calendar days prior to the Settlement Fairness Hearing, such person files with the Court and serves upon counsel listed below:

(1) the name, address, and telephone number of the person objecting, signed by the objector;

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(2) a statement of such person’s objections to any matters before the Court concerning the Settlement and whether the objection applies only to the objector, to a specific subset of the Settlement Class, or to the entire Settlement Class;

(3) the grounds therefore or the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider;

(4) whether that person intends to present any witnesses and/or experts, the identity of any such witnesses and/or experts, and the nature of the witness and/or expert testimony; and

(5) proof of the person’s membership in the Settlement Class, which proof shall include the person’s purchases of SCWorx common stock during the Class Period and any sales thereof, including the dates, the number of shares, and price(s) paid and received for each such purchase or sale. Such filings shall be served upon the Court and the following counsel:

Frederic S. Fox	Carole Bernstein
KAPLAN FOX & KILSHEIMER LLP	--LAW OFFICES OF CAROLER.
850 Third Avenue; 14th Floor	BERNSTEIN
New York, NY 10022	41 Maple Ave. N.
(212) 687-1980	Westport, CT 06880 (203) 259-8698

Paul R. Bessette
KING & SPALDING LLP
500 West 2nd Street Ste. 1800
Austin, TX 78701
(512) 457-2050

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Any person who does not make his, her, or its objection in the manner provided in the Notice shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed Settlement as set forth in the Stipulation, unless otherwise ordered by the Court. Any papers in response to any such objections shall be served and filed no later than seven (7) days prior to the Settlement Fairness Hearing.

14. Any person falling within the definition of the Settlement Class may, upon request, be excluded from the Settlement Class. Any such person must submit to the Claims Administrator a request for exclusion (“Request for Exclusion”) at least twenty-one (21) calendar days prior to the date of the Settlement Fairness Hearing. To be valid, a Request for Exclusion must state: (1) the name, address, and telephone number of the person requesting exclusion; (2) the person’s purchases of SCWorx common stock during the Class Period and any sales thereof, including the dates, the number of shares, and price(s) paid and received for each such purchase or sale; (3) a clear and unambiguous statement that the person wishes to be excluded from the Settlement Class; and (4) must include the person’s signature. No further opportunity to request exclusion will be given in this Action. Requests for Exclusion may not be submitted by e-mail, unless otherwise ordered by the Court.

15. All Settlement Class Members shall be bound by all determinations and judgments in this Action concerning the settlement, including but not limited to the releases provided for in the Stipulation, whether favorable or unfavorable, except those who are found by the Court to have timely and validly requested exclusion from the Settlement Class. The persons and entities who request exclusion from the Settlement Class will be excluded from the Settlement Class and shall have no rights under the Stipulation, shall not be entitled to submit any Claim Forms, shall not share in the distribution of the Net Settlement Fund as described in the Stipulation and in the Notice, and shall not be bound by the Stipulation or the Judgment entered as to Defendants in the Action.

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16. Any Settlement Class Member who wishes to be eligible to participate in the Net Settlement Fund must timely submit a valid Claim Form to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked no later than one hundred and twenty (120) calendar days following the Notice Date. Such deadline may be extended further by Court order. A Claim Form shall be deemed to have been submitted when postmarked, if mailed by first class, or registered or certified mail, postage prepaid, addressed in accordance with the instructions given in the Claim Form. All other Claim Forms shall be deemed to have been submitted at the time they are actually received by the Claims Administrator. To be valid, a Claim Form must: (1) be completed in a manner that permits the Claims Administrator to determine the eligibility of the claim as set forth in the Claim Form; (2) include the release by the claimant of all Released Parties as set forth in the Stipulation; and (3) be signed with an affirmation that the information is true and conect. As part of the Claim Form, each Settlement Class Member shall submit to the jurisdiction of the Court with respect to the claim submitted and shall, (subject to the effectuation of the Settlement reflected in the Stipulation), agree and enter into the release as provided in the Stipulation. All Settlement Class Members who do not submit a valid and timely Claim Form shall be barred forever from receiving any payments from the Net Settlement Fund, but will, in all other respects, be subject to and bound by the provisions of the Stipulation and the Judgment, if entered, whether favorable or unfavorable and whether or not they submit a Claim Form, unless such persons request exclusion from the Settlement Class in a timely and proper manner, as provided herein.

17. If this Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof) made with the consent of the Parties as provided for in the Stipulation, and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein), shall be terminated and shall become void and of no further force and effect except as set forth in the Stipulation and will be without prejudice to any party, and may not be introduced as evidence or referred to in any actions or proceedings by any person or entity. Each party shall be restored to their respective positions in the litigation immediately prior to the execution of the Stipulation, including restoration of the Settling Parties’ respective rights to seek or to object to the certification of this litigation as a class action under Fed. R. Civ. P. 23, or any state or federal rule, statute, law, or provision, and to contest and appeal any grant or denial of certification in this litigation.

18. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination whether the Settlement should be approved, Lead Plaintiff and all members of the Settlement Class are barred and enjoined from commencing, prosecuting, continuing, instituting, intervening in or participating in or asserting any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, or other forum of any kind or character (whether brought directly, in a representative capacity, derivatively, or in any other capacity),with regards to any of the Released Plaintiff’s Claims against the Defendant Releasees as defined in the Stipulation.

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19. The contents of the Settlement Fund held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court and shall remain subject to the jurisdiction of the Court until such time as the Settlement Fund shall be distributed pursuant to the Stipulation and further order(s) of the Court.

20. Class Counsel, or an agent thereof, is authorized and directed to prepare any tax returns and any other tax reporting for or in respect of the Settlement Fund and to pay from the Settlement Fund any taxes owed with respect to the Settlement Fund, and to otherwise perform all obligations with respect to taxes and any reporting or filings in respect thereof as contemplated by the Stipulation, without further order of the Court. The Court authorizes payment out of the Settlement Fund of notice and administration expenses in accordance with the Stipulation.

21. This Preliminary Approval Order, the Settlement, the Stipulation, and all negotiations, statements, and proceedings in connection therewith, shall not, in any event, be construed or deemed to be evidence of an admission or concession on the part of Lead Plaintiff, any Defendant, any member of the Settlement Class, or any other person, of any liability or wrongdoing of any nature by them, or any of them, and shall not be offered or received in evidence in any action or proceeding (except an action to enforce the Stipulation and Settlement contemplated thereby), or be used in any way as an admission, concession, or evidence of any liability or wrongdoing of any nature, and shall not be construed as, or deemed to be evidence of, an admission or concession that Lead Plaintiff,.any member of the Settlement Class, or any other person, has or has not suffered any damage.

22. All motions and papers in support of the Settlement, the Plan of Allocation, and the request for an award of attorneys’ fees and reimbursement of Litigation Expenses, shall be filed and served no later than thirty-five (35) calendar days before the date scheduled for the Settlement Fairness Hearing, and all reply b1iefs in support of said motions shall be filed and served no later than seven (7) calendar days prior to the Settlement Fairness Hearing.

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23. The Court retains jurisdiction over this Action to consider all further matters arising out of or connected with the Settlement reflected in the Stipulation, including enforcement of the releases provided for in the Stipulation.

IT IS SO ORDERED.

DATED: 3/22/22.
THE HONORABLE JOHN G. KOELTL UNITED STATES DISTRICT COURT JUDGE SOUTHERN DISTRICT OF NEW YORK

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Exhibit A-(i)

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

DANIEL YANNES, Individually and on Behalf of All Others Similarly Situated,

Plaintiff,	CIVIL ACTION NO.: 20-CV-3349-JGK
vs.
CLASS ACTION
SCWORX CORPORATION and MARC S. SCHESSEL,

Defendants.

NOTICE OF (i) PENDENCY OF CLASS ACTION AND PROPOSED SETTLEMENT; (ii) MOTION FOR AN AWARD OF ATTORNEYS’ FEES AND REIMBURSEMENT OF LITIGATION EXPENSES; AND (iii) SETTLEMENT FAIRNESS HEARING

A FEDERAL COURT HAS AUTHORIZED THIS NOTICE. THIS IS NOT A SOLICITATION FROM A LAWYER.

NOTICE OF PENDENCY OF CLASS ACTION AND SETTLEMENT: Please be advised that your rights may be affected by the above-captioned action (“Action”) pending in the United States District Court for the Southern District of New York (“Court”) if you are a member of the Settlement Class defined below.1 Please also be advised that the Court-appointed Lead Plaintiff Vy Nguyen (“Lead Plaintiff’), on behalf of himself and the Settlement Class (as defined below), have reached a proposed Settlement of the Action for a total value of no less than Three Million Three Hundred Thousand Dollars ($3,300,000.00), consisting of Two Million Seven Hundred Thousand Dollars ($2,700,000.00) in cash and the number of shares of SCWorx common stock that equate to a value of Six Hundred Thousand Dollars ($600,000.00), plus an additional one hundred thousand (100,000) shares of SCWorx common stock at then-current market values, that, if approved, will resolve all claims in the Action.

PLEASE READ THIS NOTICE CAREFULLY. It explains important rights you may have, including the possible receipt of cash from the Settlement. If you are a Settlement Class Member, your legal rights will be affected whether or not you act.

If you have any questions about this Notice, the proposed Settlement, or your eligibility to participate in the Settlement, please do not contact Defendants, their counsel, or the Court. All questions should be directed to Lead Counsel or the Claims Administrator.

1. Description of the Action and Settlement Class: This Notice relates to a proposed Settlement of claims in a pending securities class action lawsuit brought by investors alleging that SCWorx Corporation (“SCWorx” or the “Company”) and its f01mer chief executive officer, Marc S. Schessel (“Schessel” and, together with SCWorx, “Defendants”) violated the federal securities laws by misrepresenting and omitting material information concerning a purported deal valued at $840 million to supply millions of COVID-19 rapid test kits to a virtual healthcare company over the course of 24 weeks. Lead Plaintiff alleged that these misrepresentations

[1]	All capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings provided in the Stipulation and Agreement of Settlement dated February 11, 2022 (the “Stipulation”), which is available on the website for the Settlement at www.SCWorxSecuritiesLitigation.com. and omissions caused the price of SCWorx’s publicly-traded common stock to be artificially inflated during the Class Period (April 13, 2020 through April 17, 2020, inclusive), causing Lead Plaintiffs and the Settlement Class’s damages. The proposed Settlement, if approved by the Court, will settle all claims of the Settlement Class in the Action. The “Settlement Class,” as preliminarily certified by the Court for purposes of settlement only, means all persons or entities who purchased or otherwise acquired SCWorx common stock on the Nasdaq or other U.S. exchanges or in a U.S. transaction between April 13, 2020 and April 17, 2020, inclusive. Excluded from the Settlement Class are: (i) Defendants; (ii) members of the immediate family of any Defendant who is an individual; (iii) any person who was an officer or director of SCWorx during the Class Period; (iv) any fnm, trust, corporation, or other entity in which any Defendant has or had a controlling interest; (v) SCWorx’s employee retirement and benefit plan(s) and their participants or beneficiaries, to the extent they made purchases through such plan(s); and (vi) the legal representatives, affiliates, heirs, successors-in-interest, or assigns of any such excluded person. Also excluded from the Settlement Class are those persons and entities who timely and validly request exclusion from the Settlement Class pursuant to this Notice.

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2. Statement of the Settlement Class’s Recovery: Subject to Court approval, and as described more fully below, Lead Plaintiff, on behalf of himself and the Settlement Class, has agreed to settle the Action in exchange for a total consideration valued at no less than Three Million Three Hundred Thousand Dollars ($3,300,000.00), consisting of: (i) Two Million Seven Hundred Thousand Dollars ($2,700,000.00) in cash (the “Cash Settlement Amount”) and (ii) the number of shares of SCWorx common stock that equates to at least Six Hundred Thousand Dollars ($600,000.00) in value (the “Settlement Shares”), and (iii) one hundred thousand (100,000) shares of SCWorx common stock at then-market prices (the “Schessel Shares,” and together with the Cash Settlement Amount and the Settlement Shares, the “Settlement Amount”). The Cash Settlement Amount will be deposited into an interest-bearing Escrow Account. The Net Settlement Fund (i.e., the Settlement Amount plus any and all interest earned thereon while in escrow (the “Settlement Fund”) less (i) any Taxes and Tax Expenses, (ii) any Notice and Administration Costs, (iii) any Litigation Expenses awarded by the Court; and (iv) any attorneys’ fees awarded by the Court), will be distributed in accordance with a plan of allocation that is approved by the Court, which will dete1mine how the Net Settlement Fund shall be allocated among members of the Settlement Class. The proposed plan of allocation (the “Plan of Allocation”) is set forth on paragraphs 44-58, below.

3. Estimate of Average Amount of Recovery Per Share: Lead Plaintiff’s damages expert estimates that 11,406,947 shares of SCWorx common stock were purchased during the Class Period and held through a corrective disclosure, and therefore were damaged. Lead Plaintiffs damages expert estimates that, if valid Claims for all damaged shares are submitted, the average recovery per damaged share of SCWorx common stock will be approximately $0.29 per share, before deduction of attorneys’ fees, costs and expenses awarded by the Court, and the costs of providing notice and administe1ing the Settlement. Settlement Class Members should note, however, that the foregoing average recovery per eligible share is only an estimate. A Settlement Class Member’s actual recovery will depend on several things, including: (1) the total number of Claims filed; (2) when and at what price they purchased their SCWorx common stock during the Class Period; (3) whether and when they sold their SCWorx common stock; (4) the amount of Notice and Administration Costs; and (5) the amount of attorneys’ fees and Litigation Expenses awarded by the Court. Distributions to Settlement Class Members will be made based on the Plan of Allocation set fo1th below (see paragraphs 44-58) or such other plan of allocation as may be ordered by the Court.

4. Statement of Average Amount of Damages Per Share: The Parties do not agree on the average amount of damages per share that would be recoverable if Lead Plaintiff were to prevail in the Action. Among other things, Defendants deny that they made any materially false or misleading statements or failed to disclose any material information. In sum, Defendants do not agree with the assertion that they engaged in any actionable misconduct under the federal securities laws or that any damages were suffered by any members of the Settlement Class as a result of their conduct.

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5. Statement of Attorneys’ Fees and Expenses Sought: Court-appointed Lead Counsel, Kaplan Fox & Kilsheimer LLP, has been prosecuting the Action on a wholly contingent basis since its inception in 2020, has not received any payment of attorneys’ fees for their representation of Lead Plaintiff or the Settlement Class, and has advanced tens of thousands of dollars in expenses necessarily incurred in order to prosecute the Action. As set forth in greater detail below (see paragraphs 15-23 below), Lead Counsel was responsible for: (i) conducting an extensive investigation into the Settlement Class’s claims; (ii) drafting a detailed amended complaint; (iii) successfully opposing Defendants’ motion to dismiss; (iv) engaging in an expedited discovery program in which Defendants produced tens of thousands of pages of documents that Lead Counsel promptly commenced reviewing; (v) engaging experts in evaluating claims and damages; (vi) briefing an independent and experienced mediator on relevant claims and applicable law; and (vii) engaging in a full-day mediation session and extensive subsequent negotiations before reaching an agreement in principle to settle. Lead Counsel will ask the Court to award attorneys’ fees in an amount not to exceed twenty-five percent (25%) of the Settlement Fund. Lead Counsel also will apply for the reimbursement of Litigation Expenses paid or incurred by Lead Counsel in connection with the prosecution and resolution of the Action, in an amount not to exceed $300,000, which may include the reasonable costs and expenses of Lead Plaintiff directly related to its representation of the Settlement Class. If the Court approves Lead Counsel’s fee and expense application, the average cost per affected share of SCWorx common stock will be approximately $0.10. Please note that this amount is only an estimate.

6. Identification of Attorneys’ Representatives: Lead Plaintiff and the Settlement Class are being represented by: Frederic S. Fox, Kaplan Fox & Kilsheimer LLP, 850 Third Avenue, 14th Floor, New York, NY 10022, (800) 290-1952, mail@kaplanfox.com.

7. Reasons for the Settlement: Lead Plaintiffs principal reason for entering into the Settlement is the substantial cash and stock benefit for the Settlement Class, without the risk or the delays inherent in further litigation. Moreover, the substantial cash and stock benefit provided under the Settlement must be considered against the significant risk that a smaller recovery-or, indeed, no recovery at all-might be achieved after a trial of the Action and the likely appeals that would follow a trial, a process that could last many months, or even years, into the future. Defendants, who deny all allegations of wrongdoing or liability whatsoever, are entering into the Settlement solely to eliminate the uncertainty, burden, and expense of further protracted litigation. - The amount of damages recoverable by the Settlement Class was and is challenged by Defendants.

SUBMIT A CLAIM FORM ONLINE OR POSTMARKED NO LATER THAN AUGUST 9, 2022.

This is the only way to be eligible to receive a payment from the Settlement.

If you are a Settlement Class Member, you will be bound by the Settlement as approved-by the Court and you will·give up any Released Plaintiffs’ Claims (as defined in paragraph 37 below) that you have against Defendants and the other Defendants’ Releasees (as defined in paragraph 36 below), so it is in your interest to submit a Claim Form.

EXCLUDE YOURSELF	If you exclude yourself from the Settlement Class, you will not be eligible
FROM THE SETTLEMENT	to receive any payment from the Settlement Fund. This is the only option
CLASS BY SUBMITTING A	that allows you to ever be part of any other lawsuit against the Defendants
WRITTEN REQUEST FOR EXCLUSION SO THAT IT IS RECEIVED NO LATER

concerning the claims that were, or could have been, asserted in this Action.

It is also the only way for Settlement Class Members to remove themselves from the Settlement Class. If you are considering excluding yourself from

THAN JUNE 8, 2022.	the Settlement Class, please note that there is a risk that any new claims asserted against the Defendants may no longer be timely and would be time-barred.
See paragraph 63 below.

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OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN JUNE 8, 2022.

If you do not like the proposed Settlement, the proposed Plan of Allocation,

and/or the request for attorneys’ fees and reimbursement of Litigation Expenses, you may write to the Court and explain why you do not like them. You cannot object to the Settlement, the Plan of Allocation, and/or the fee and expense request unless you are a Settlement Class Member and do not exclude yourself from the Settlement Class.

FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN JUNE 8, 2022, AND GO TO THE HEARING ON JUNE 29, 2022 AT THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, 500 PEARL STREET, COURTROOM 14A, NEW YORK, NY 10007.	Filing a written objection and notice of intention to appear by June 8, 2022 allows you to speak in CoURt, at the discretion of the Court, about the fairness of the proposed Settlement, the proposed Plan of Allocation, and/or the request for attorneys’ fees and reimbursement of Litigation Expenses. If you submit a written objection, you may (but do not have to) attend the hearing and, at the discretion of the Court, speak to the Court about your objection.
DO NOTHING.	If you are a member of the Settlement Class and you do not submit a Claim Form by August 9, 2022, you will not be eligible to receive any payment from the Settlement Fund. You will, however, remain a member of the Settlement Class, which means that you give up your right to sue about the claims that are resolved by the Settlement and you will be bound by any judgments or orders entered by the Court in the Action.

These rights and options - and the deadlines to exercise them - are further explained in this Notice. Please Note: The date and time of the Settlement Fairness Hearing - currently scheduled fo1· June 29, 2022 at 2:30 p.m. - is subject to change without further notice to the Settlement Class. If you plan to attend the hearing, you should check the website www.SCWorxSecuritiesLitigation.com or contact Lead Counsel as set forth above to confirm that no change to the date and/or time of the hearing has been made.

WHAT THIS NOTICE CONTAINS	PAGE
Why Did I Get This Notice?	Page 5
What Is This Case About?	Page 6
How Do I Know If I Am Affected by the Settlement? Who Is Included In The Class?	Page7
What Does The Settlement Provide?	Page 8
What Are Lead Plaintiffs Reasons For The Settlement?	Page 8
What Mitlt Happen If There Were No Settlement?	Page9
How Are Settlement Class Members Affected The Settlement? What Claims Will Be Released By The Settlement?	Page 9
How Do I Participate in the Settlement? What Do I Need to Do?	Page 10
How Much Will My Payment Be? What Is The Proposed Plan Of Allocation?	Page 11
What Payment Are The Attorneys For The Settlement Class Seeking? How Will The	Page 15
Lawyers Be Paid?
What Ifl Do Not Want To Be A Member Of The Settlement Class? How Do 1 Exclude Myself?	Page 15
When And Where Will The Court Decide Whether To Approve The Settlement? Do I Have To Come To The Hearing? May I Speak At The Hearing lfl Don’t Like The Settlement?	Page 16
What Ifl Bought Shares On Someone Else’s Behalf?	Page 17
Can I See The Court File? Whom Should I Contact Ifl Have Questions?	Page 18

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8. This Notice was sent to you pursuant to an Order of the Court because SCWorx common stock may have been purchased during the Class Period (i.e., April 13, 2020 through Ap1il 17, 2020, inclusive) by you, someone in your family, or an investment account for which you serve as custodian. The Court has directed us to send you this Notice because, as a potential Settlement Class Member, you have a right to know about your options before the Court rules on the proposed Settlement of this Action. Additionally, you have the right to understand how a class action lawsuit may generally affect your legal rights. If the Comt approves the Settlement,

A.B. Data, Ltd., the Claims Administrator retained by Lead Counsel and approved by the Court, will distribute payments pursuant to the Plan of Allocation after any objections and appeals are resolved.

9. In a class action lawsuit, under federal law, the Court appoints one or more investors to oversee litigation brought on behalf of all investors with similar claims, commonly known as the class or the class members. In this Action, the Court appointed By Nguyen to serve as “Lead Plaintiff’ and appointed the law firm of Kaplan Fox & Kilsheimer LLP as Lead Counsel. Pursuant to the Court’s Order issued on March 22, 2022, Lead Plaintiff was preliminarily certified as “Class Representative” and Lead Counsel was preliminarily appointed as “Class Counsel” for settlement purposes. The Settlement, if approved by the Court, will resolve all issues on behalf of the Settlement Class Members, except for any Persons who timely submit a request for exclusion in accordance with this Notice.

10. The Court in charge of this case is the United States District Court for the Southern District of New York, and the case is known as Yannes v. SCWorx Corp., Case No. 20-cv-3349-JGK (S.D.N.Y.). The judge presiding over this case is the Honorable John G. Koeltl, United States District Court Judge. The people who are suing are called plaintiffs and those who are being sued are called defendants. In this case, the Lead Plaintiff is suing Defendants on behalf of itself and the Settlement Class. If the Settlement is approved, it will resolve all claims which are, or could have been, included in the Action, and will bring the Action to an end.

11. This Notice explains the lawsuit, the Settlement, your legal rights, the benefits that are available, who is eligible for them, and how to get them. The purpose of this Notice is to inform you that a Settlement has been reached in the Action and how you might be affected. It also is being sent to inform you of the terms of the proposed Settlement, and of a hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the proposed Settlement, the proposed Plan of Allocation, and the motion by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses (the “Settlement Fairness Hearing”).

12. The Settlement Fairness Hearing will be held on June 29, 2022 at 2:30 p.m., before the Honorable John G. Koeltl, at the United States District Court for the Southern District of New York, 500 Pearl Street, Courtroom 14A, New York, NY 10007, to determine:

a)	whether the Settlement Class should be certified for purposes of settlement only;

b)	whether the proposed Settlement is fair, reasonable, and adequate and should be approved by the Court;

c)	whether the Action should be dismissed with prejudice against the Defendants as set forth in the Stipulation;

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d)	whether the proposed Plan of Allocation is fair and reasonable and should be approved by the Court;

e)	whether Lead Counsel’s request for an award of attorneys’ fees and reimbursement of Litigation Expenses should be approved by the Court; and

t)	any other relief the Court deems necessary to effectuate the terms of the Settlement.

13. This Notice does not express any opinion by the Court concerning the merits of any claim in the Action, and the Court still has to decide whether to approve the Settlement. If the Court approves the Settlement, payments to Authorized Claimants will be made after any appeals are resolved, and after the completion of all claims processing. The claims process could take substantial time to complete fully and fairly; we appreciate your patience.

A.	Summary of Procedural History and Back2round on Lead Plaintiff’s Claims

14. This case involves allegations that Defendants violated Sections lO(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Rule 10b-5(b) promulgated thereunder.

15. On April 29, 2020, the initial complaint was filed in the Action. In accordance with the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended (“PSLRA”), notice to the public was issued stating the deadline by which putative class members could move the Court for appointment as lead plaintiff.

16. By Order dated September 17, 2020, the Court appointed Vy Nguyen as Lead Plaintiff and Kaplan Fox & Kilsheimer LLP as Lead Counsel.

17. On October 19, 2020, Lead Plaintiff filed the Consolidated Class Action Complaint for Violation of Federal Securities Laws (the “Complaint”), asserting claims under§§ lO(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), 15 U.S.C. §§ 78j(b) and 78t(a), and Rule lOb-5 promulgated thereunder, against Defendants. It alleged that between April 13, 2020 and April 17, 2020, inclusive, misrepresenting and omitting material information concerning a deal valued at $840 million to supply millions of COVID-19 rapid test kits to a virtual healthcare company over the course of 24 weeks. It further alleged that Defendants’ allegedly false and misleading statements caused SCWorx’s common stock to trade at artificially inflated prices during the relevant period, and that as the truth about the alleged misstatements was revealed, SCWorx.’s stock price dropped significantly.

18. Defendants moved to dismiss the Complaint on November 18, 2020. On December 18, 2020, Lead Plaintiff filed its opposition to Defendants’ motion to dismiss, and on January 8, 2021, Defendants filed their reply in further support of their motion.

19. By Order dated June 21, 2021, the Court denied Defendants’ motion to dismiss the Complaint in its entirety.

20. On July 12, 2021, the Court entered a Scheduling Order including a schedule for discovery.

21. On July 27, 2021, Defendants filed their Answer to the Complaint. On August 10, 2021, Defendants produced approximately 36,000 pages of documents which Lead Plaintiff promptly commenced reviewing. On October 18, 2021, Lead Plaintiff noticed the deposition of SCWorx, however, the Parties postponed the deposition pending resolution of the settlement negotiations.

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B.	The Parties’ Settlement Ne,:otiations

22. On August 23, 2021, the Parties conducted a full-day remote mediation session before Jed Melnick, Esq. of JAMS. Although the Parties were unable to reach a resolution of the Action at the initial mediation, they continued their negotiations with the assistance of Mr. Melnick over the following four months, and executed a term sheet on December 20, 2021 providing for the Settlement and release of all claims asserted against the Defendants for a total value of Three Million Three Hundred Thousand Dollars ($3,300,000.00) in cash and SCWorx common stock plus an additional one hundred thousand (100,000) shares of SCWorx common stock, subject to certain terms and conditions and the execution of a customary “long form” stipulation of Settlement and related papers.

23. Based upon their investigation, prosecution, and mediation of the case, Lead Counsel has concluded that the terms and conditions of the Stipulation are fair, reasonable, and adequate to Lead Plaintiff and the other members of the Settlement Class, and in their best interests. Based on Lead Plaintiffs oversight of the prosecution of this matter and with the advice of Lead Counsel, Lead Plaintiff has agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation, after considering (a) the very substantial financial benefit that Lead Plaintiff and the other members of the Settlement Class will receive under the proposed Settlement, (b) the significant risks of continued litigation and trial, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation. The fact that Lead Plaintiff has agreed to settle the Action shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Lead Plaintiff of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of Defendants’ affirmative defenses to liability have any merit.

24. Defendants are entering into the Stipulation solely to eliminate the uncertainty, burden, and expense of further protracted litigation. Each of the Defendants denies any wrongdoing and maintain that their conduct was at all times proper and in compliance with applicable provisions of law. The Stipulation shall in no event be construed or deemed to be an admission or concession on the part of any of the Defendants, or any of the other Defendant Releasees (defined in paragraph 36 below), with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have or could have asserted. Defendants expressly deny that Lead Plaintiff has asserted any valid claims as to any of them and expressly deny all allegations of fault, liability, wrongdoing, or damages whatsoever.

25. On March 22, 2022, the Court preliminarily approved the Settlement, authorized this Notice to be disseminated to potential Settlement Class Members, and scheduled the Settlement Fairness Hearing to consider whether to grant final approval of the Settlement.

26. If you are a member of the Settlement Class, you are subject to the Settlement unless you are excluded from the Settlement Class as set forth below. The Settlement Class consists of:

all persons or entities who purchased or otherwise acquired SCWorx common stock on the Nasdaq or other U.S. exchanges or in a U.S. transaction between April 13, 2020 and April 17, 2020, inclusive.

Excluded from the Settlement Class are: (i) Defendants; (ii) members of the immediate family of any Defendant who is an individual; (iii) any person who was an officer or director of SCWorx during the Class Period; (iv) any fom, trust, corporation, or other entity in which any Defendant has or had a controlling interest; (v) SCWorx’s employee retirement and benefit plan(s) and their participants or beneficiaries, to the extent they made purchases through such plan(s); and (vi) the legal representatives, affiliates, heirs, successors-in-interest, or assigns of any such excluded person. Also excluded from the Settlement Class are any persons or entities who submit a request for exclusion from the Settlement Class in connection with this Notice.

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PLEASE NOTE: RECEIPT OF TIDS NOTICE DOES NOT MEAN THAT YOU ARE A SETTLEMENT CLASS MEMBER OR THAT YOU WILL BE ENTITLED TO RECEIVE PROCEEDS FROM THE SETTLEMENT. IF YOU WISH TO BE ELIGIBLE TO PARTICIPATE IN THE DISTRIBUTION OF PROCEEDS FROM THE SETTLEMENT, YOU ARE REQUIRED TO SUBMIT THE CLAIM FORM THAT IS BEING DISTRIBUTED WITH THIS NOTICE AND THE REQUIRED SUPPORTING DOCUMENTATION POSTMARKED (IF MAILED), OR ONLINE, NO LATER THAN AUGUST 9, 2022.

27. The full terms and provisions of the Settlement are set forth in the Stipulation, which can be viewed at www.SCWorxSecuritiesLitigation.com.

28. Pursuant to the Settlement, Defendants have agreed to pay a total consideration in excess of Three Million Three Hundred Thousand Dollars ($3,300,000.00) in value, consisting of the Cash Settlement Amount (Two Million Seven Hundred Thousand Dollars ($2,700,000.00)), the number of shares of SCWorx common stock that equates to a value of Six Hundred Thousand Dollars ($600,000.00), and an additional one hundred thousand (100,000) shares of SCWorx common stock at then-current market value (collectively referred to as the “Settlement Amount”). The Cash Settlement Amount will be deposited into an interest-bearing Escrow Account. The Settlement Amount plus all interest earned thereon while in escrow is referred to as the “Settlement Fund.” If the Settlement is approved by the Court and the Effective Date occurs, the “Net Settlement Fund” (that is, the Settlement Fund less (i) any Taxes and Tax Expenses; (ii) any Notice and Administration Costs; (iii) any Litigation Expenses awarded by the Court; and (iv) any attorneys’ fees awarded by the Court) will be distributed to Settlement Class Members who submit valid Claim Forms, in accordance with the proposed Plan of Allocation (as set forth below) or such other plan of allocation as the Court may approve. In accordance with the Stipulation, no Authorized Claimant shall, during any of the four weekly periods immediately following the Distribution of the Settlement Shares, sell or transfer more than twenty-five percent (25%) per week of the total number of Settlement Shares received.

29. The Net Settlement Fund will not be distributed until the Court has approved a plan of allocation and the Settlement, and the time for any petition for rehearing, appeal, or review, whether by certiorari or - otherwise, has expired.-

30. Neither Defendants nor any other person or entity that paid any portion of the Settlement Amount on their behalf are entitled to get back any portion of the Settlement Fund once the Court’s order or Judgment approving the Settlement becomes Final. Defendants shall not have any liability, obligation, or responsibility for the administration of the Settlement, the disbursement of the Net Settlement Fund, or the Plan of Allocation.

31. The principal reason for Lead Plaintiff’s consent to the Settlement is that it provides an immediate and substantial benefit to the Settlement Class, in the form of a substantial monetary recovery. The benefit of the present Settlement must be compared to the risk that no recovery might be achieved after a contested trial and likely appeals, possibly many months, or even years, into the future.

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32. But for the Settlement, this Action would have proceeded through further fact discovery, expert discovery, a motion for class certification, summary judgment motions and, depending on the outcome, trial. The claims advanced by the Settlement Class in the Action involve numerous complex legal and factual issues. If the Action were to proceed to trial, Lead Plaintiff would have to overcome significant defenses asserted by Defendants. Among other things, the Parties disagree about (i) whether Lead Plaintiff or the Settlement Class have suffered any damages, (ii) whether the price of SCWorx common stock was artificially inflated by reason of the alleged misrepresentations and omissions, and (iii) whether Defendants made any material misrepresentations or omissions. Even after an extensive investigation and discovery, questions remain regarding

Defendants’ liability or the extent thereof, and whether a jury would find them liable. This Settlement enables the Settlement Class to recover without incurring any additional Iisk or costs.

33. Defendants have expressly denied and continue to deny all assertions of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Defendants also continue to believe that the claims asserted against them in the Action are without meiit. Defendants deny that they are liable in any respect or that Plaintiffs suffered any injury. Defendants have agreed to enter into the Settlement, as embodied in the Stipulation, solely to avoid the uncertainty, burden, and expense of further protracted litigation.·

34. If there were no Settlement and Lead Plaintiff failed to establish any essential legal or factual element of its claims, neither Lead Plaintiff nor the other members of the Settlement Class would recover anything from Defendants. Also, if Defendants were successful in proving any of their defenses at summary judgment, trial, or on appeal, the Settlement Class likely would recover substantially less than the amount provided in the Settlement, or nothing at all.

35. If you are a Settlement Class Member, you will be bound by any orders issued by the Court. If the Settlement is approved, the Court will enter a judgment (the “Judgment”), which will dismiss with prejudice the claims against Defendants. The Judgment will also provide that, upon the Effective Date of the Settlement, Lead Plaintiff and all other Settlement Class Members, on behalf of themselves, and their respective heirs, administrators, predecessors, successors and assigns in their capacities as such, will fully, finally and forever release all Released Plaintiffs’ Claims against all Defendants Releasees, to the fullest extent that the law permits.

36. “Defendant Releasees” means (i) Defendants and their attorneys; (ii) the Defendants’ respective Immediate Family members, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, agents, affiliates, insurers and reinsurers, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, advisors and associates of each of the foregoing; and (iii) all current and former officers, directors, and employees of SCWorx, in their capacities as such.

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37. “Released Claims” means all Released Defendants’ Claims and all Released Plaintiffs’ Claims. “Released Defendants’ Claims” means all claims and causes of action of eve1y nature and description, whether known claims or Unknown Claims, whether arising under federal, state, local, common, statutory, administrative or foreign law, or any other law, rule or regulation, at law or in equity, whether class or individual in nature, whether accrued or unaccrued, whether liquidated or unliquidated, whether matured or unmatured, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants. “Released Defendants’ Claims” do not include any claims relating to the enforcement of the Settlement. “Released Plaintiffs’ Claims” means any and all rights, debts, demands, claims and causes of action or liabilities (including but not limited to any claims for damages, restitution, rescission, interest, attorneys’ fees, expert or consulting fees, and any other costs expenses or liability whatsoever) of every nature and description, whether known claims or Unknown Claims, whether based on or arising under federal, state, local, common, statutory, administrative or foreign law, or any other law, rule or regulation, at law or in equity, whether class or individual in nature, whether accrued or unaccrued, whether liquidated or unliquidated, whether matured or unmatured, that Lead Plaintiff or any other member of the Settlement Class: (i) asserted or could have asserted in the Action or (ii) could have asserted in any court or forum that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations, or omissions set forth in the Action and that relate to the purchase of SCWorx common stock on the Nasdaq or other U.S. exchanges or in a U.S. transaction during the Class Period, including, without limitation, claims that arise out of or relate to any disclosures, SEC filings, press releases, or other public statements by or on behalf of SCWorx during the Class Period. “Released Plaintiffs’ Claims” do not include (i) any claims relating to the enforcement of the Settlement; (ii) any of the claims asserted in the following actions: In re SCWorx Corp. Derivative Litig., No. 20-cv-4554-JGK (S.D.N.Y.); Zarins v. Schessel, et. al., C.A. No. 2020- 0924-MTZ (Del. Ch.); or (iii) any claims of any person or entity that submits a request for exclusion from the Settlement Class that is accepted by the Court.

38. “Unknown Claims” means any Released Plaintiffs’ Claims which Lead Plaintiff or any other Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant does not lmow or suspect to exist in his or its favor at the time of the release of such claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement, including, but not limited to, whether or not to object to the Settlement or to the release of the Released Claims. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Lead Plaintiff and Defendants shall expressly waive, and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment or the Alternative Judgment, if applicable, shall have, expressly waived, the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Parties acknowledge that they may hereafter discover facts in addition to or different from those which he, she or it or their counsel now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, Lead Plaintiff and Defendants shall expressly settle and release, and each of the other Settlement Class Members shall be deemed to have, and by operation of the Judgment or the Alternative Judgment, if applicable, shall have, settled and released, any and all Released Claims without regard to the subsequent discovery or existence of such different or additional facts. Lead Plaintiff and Defendants acknowledge, and each of the other Settlement Class Members shall be deemed by operation of the Judgment or the Alternative Judgment, if applicable, to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

39. To be eligible for a payment from the proceeds of the Settlement, you must be a member of the Settlement Class and you must timely complete and return the Claim Form with adequate supporting documentation postmarked (if mailed), or submitted online at www.SCWorxSecuritiesLitigation.com, no later than August 9, 2022. A Claim Form is included with this Notice, or you may obtain one from the website for the Settlement, www.SCWorxSecuritiesLitigation.com, or you may request that a Claim Form be mailed to you by calling the Claims Administrator, A.B. Data, Ltd., at 1-877-266-4060. Please retain all records of your ownership of and transactions in SCWorx common stock, as they may be needed to document your Claim. If you are excluded from the Settlement Class by definition or you submit a request for exclusion in connection with this Notice, or if you do not submit a timely and valid Claim Form, you will not be eligible to share in the Net Settlement Fund.

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40. As a Settlement Class Member, you are represented by Lead Plaintiff and Lead Counsel, unless you enter an appearance through counsel of yow- own choice at yow- own expense. You are not required to retain your own counsel, but if you choose to do so, such counsel must file a notice of appearance on your behalf and must serve copies of his or her notice of appearance on the attorneys listed in the section entitled, “When and Where Will the Court Decide Whether to Approve the Settlement?,” below.

41. If you are a Settlement Class Member and you wish to object to the Settlement, the proposed Plan of Allocation, or the application for attorneys’ fees and reimbursement of Litigation Expenses, you may present your objections by following the instructions in the section entitled, “When and Where Will the Court Decide Whether to Approve the Settlement?” below.

42. At this time, it is not possible to make any determination as to how much any individual Settlement Class Member may receive from the Settlement. A Claimant’s recovery from the Net Settlement Fund will depend on several factors, including when and at what prices the Claimant pmchased or otheiwise acquired SCWorx common stock, and the total number of shares of SCWorx common stock for which valid Claim Forms are submitted.

43. The proposed Plan of Allocation for allocating the Net Settlement Fund among Authorized Claimants is set forth below. Defendants had no involvement in the proposed Plan of Allocation. The Court may modify the Plan of Allocation, or approve a different plan of allocation, without further notice to the Class.

PROPOSED PLAN OF ALLOCATION

44. The Plan of Allocation set forth below is the plan that is being proposed to the Court for approval by Lead Plaintiff after consultation with its damages expert. The Court may approve the Plan of Allocation with or without modification, or approve another plan of allocation, without further notice to the Settlement Class. Any Orders regarding a modification of the Plan of Allocation will be posted on the website for the Settlement, www.SCWorxSecuritiesLitigation.com. Defendants have had, and will have, no involvement or responsibility for the terms or application of the Plan of Allocation.

45. The objective of the proposed Plan of Allocation is to equitably distribute the Net Settlement Fund among those Settlement Class Members who suffered economic losses as a result of the alleged violations of the federal securities laws set forth in the Complaint. To that end, Lead Plaintiffs damages expert calculated the estimated amount of alleged artificial inflation in the per share price of SCWorx common stock over the course of the Class Period that was proximately caused by Defendants’ alleged materially false and misleading misrepresentations and omissions. In calculating the estimated artificial inflation allegedly caused by those misrepresentations and omissions, Lead Plaintiff’s damages expert considered price changes in SCWorx common stock in reaction to the alleged misrepresentations and the public disclosmes that allegedly corrected misrepresentations and omissions. The calculations made pursuant to the Plan of Allocation, however, do not represent a formal damages analysis that has been adjudicated in the Action and are not intended to measure the amounts that Settlement Class Members would recover after a trial. Nor are these calculations intended to be estimates of the amounts that will be paid to Authorized Claimants pursuant to the Settlement. The computations under the Plan of Allocation are only a method to weigh the claims of Authmized Claimants against one another for the pmposes of making pro rata allocations of the Net Settlement Fund.

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46. For losses to be compensable damages under the federal securities laws, the disclosure of the allegedly misrepresented information must be the cause of the decline in the price of the security. Accordingly, to have a “Recognized Loss Amount” pursuant to the Plan of Allocation, SCWorx common stock must have been purchased during the Class Period (i.e., from April 13, 2020 through April 17, 2020, inclusive) and held through at least one of the alleged corrective disclosures that removed alleged artificial inflation related to that information. To that end, Lead Plaintiff’s damages expert has identified April 14, 2020 and April 17, 2020 as dates where alleged corrective information was released to the market and removed artificial inflation from the price of SCWorx common stock.

CALCULATION OF RECOGNIZED LOSS AMOUNTS

47. For purposes of determining whether a Claimant has a “Recognized Claim,” purchases and sales of SCWorx common stock will first be matched on a First In, First Out (“FIFO”) basis as set forth in paragraph 48 below.

48. A “Recognized Loss Amount” will be calculated as set forth below for each share of SCWorx common stock purchased on the Nasdaq, on other U.S. exchanges or in a U.S. transaction during the period from April 13, 2020 through April 17, 2020, inclusive, that is listed in the Claim Form and for which adequate documentation is provided. To the extent that the calculation of a Claimant’s Recognized Loss Amount results in a negative number, that number shall be set to zero. The sum of a Claimant’s Recognized Loss Amounts will be the Claimant’s “Recognized Claim.”

49. For each share of SCWorx common stock purchased from April 13, 2020 through April 17, 2020, inclusive, and sold on or before April 21, 2020,2 an “Out of Pocket Loss” will be calculated. Out of Pocket Loss is defined as the per-share purchase price (excluding all fees, taxes, and commissions) minus the per-share sale price (excluding all fees, taxes, and commissions). To the extent that the calculation of an Out-of-Pocket Loss results in a negative number, that number shall be set to zero.

50. A Claimant’s Recognized Loss Amount per share of SCWorx common stock purchased on the Nasdaq, on other U.S. exchanges or in a U.S. transaction, during the Class Period will be calculated as follows:

A.	For each share of SCWorx common stock purchased during the Class Period and sold prior to the opening of trading on April 14, 2020, the Recognized Loss Amount is $0.

B.	For each share of SCWorx common stock purchased during the Class Period and subsequently sold after the opening of trading on April 14, 2020 and prior to the close of trading on April 17, 2020, the Recognized Loss Amount shall be the lesser of

(1)	the dollar amount of alleged artificial inflation per share on the date of purchase as set forth in Table A below minus the dollar amount of alleged artificial inflation per share on the date of sale as set forth in Table A below; or

(2)	the Out-of-Pocket Loss.

C.	For each share of SCWorx common stock purchased during the Class Period and subsequently sold after April 17, 2020 and prior to the close of trading on April 21, 2020 (i.e., the last trading

[2]	Pursuant to Section 2 l(D)(e)(l) of the PSLRA, “in any private action arising under this title in which the plaintiff seeks to establish damages by reference to the market price of a security, the award of damages to the plaintiff shall not exceed the difference between the purchase or sale price paid or received, as appropriate, by the plaintiff for the subject security and the mean trading price of that security during the 90-day period beginning on the date on which the information con-ecting the misstatement or omission that is the basis for the action is disseminated.” Trading in SCWorx common stock was halted before the beginning of regular trading on April 22, 2020 and did not resume until August 10, 2020, after the expiration of the 90-day period described above. Thus, the last trading day of the 90-day period described above (the “look-back period”) was April 21, 2020. day of the 90-day look-back period), the Recognized Loss Amount shall be the least of

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(1)	the dollar amount of alleged artificial inflation applicable to each such share on the date of purchase as set forth in Table A; or

(2)	the Out-of-Pocket Loss; or

(3)	the difference between the purchase price per share and the average closing price per share on the date of sale, as set forth in Table B.[3]

D.	For each share of SCWorx common stock purchased during the Class Period and still held as of the close of trading on April 21, 2020 (i.e., the last trading day of the 90-day look-back peiiod), the Recognized Loss Amount shall be that number of shares multiplied by the lesser of

(1)	the applicable purchase date artificial inflation per share figure, as set forth in Table A below; or

(2)	the difference between the purchase price per share and $5.95 (the average closing price of SCWorx common stock during the look-back period, as shown on the last line in Table B below).

ADDITIONAL PROVISIONS

51. The Net Settlement Fund will be allocated among all Authorized Claimants whose Distribution Amount (defined in paragraph 56 below) is $10.00 or greater.

52. If a Settlement Class Member has more than one purchase or sale of SCWorx common stock during the Class Period, all purchases and sales shall be matched on a FIFO basis. Class Period sales will be matched first against any holdings at the beginning of the Class Petiod, and then against purchases in chronological order,

[3]	Pursuant to Section 2l(D)(e)(2) of the PSLRA, “if the plaintiff sells or repurchases the subject security prior to the expiration of the 90-day [look-back period] ... the plaintiffs damages shall not exceed the difference between the purchase or sale price paid orreceived, as appropriate, by the plaintiff for the security and the mean trading price of the security duting the period beginning immediately after dissemination of information correcting the misstatement or omission and ending on the date on which the plaintiff sells or repurchases the security.” As previously noted, the halt in regular trading of SCWorx common stock from April 22, 2020 through August 9, 2020 results in a look-back period that ends on April 21, 2020. beginning with the earliest purchase made during the Class Period.

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53. Purchases and sales of SCWorx common stock shall be deemed to have occuned on the “contract” or “trade” date as opposed to the “settlement” or “payment” date. The receipt or grant by gift, inheritance or operation of law of SCWorx common stock during the Class Period, shall not be deemed a purchase or sale of these shares of SCWorx common stock for the calculation of an Authorized Claimant’s Recognized Claim, nor shall the receipt or grant be deemed an assignment of any claim relating to the purchase of such shares of SCWorx common stock unless (i) the donor or decedent purchased such shares of SCWorx common stock during the Class Period; (ii) no Claim Form was submitted by or on behalf of the donor, on behalf of the decedent, or by anyone else with respect to such shares of SCWorx common stock; and (iii) it is specifically so provided in the instrument of gift or assignment.

54. The date of covering a “short sale” is deemed to be the date of purchase of the SCWorx common stock. The date of a “short sale” is deemed to be the date of sale of the SCWorx common stock. In accordance with the Plan of Allocation, however, the Recognized Loss Amount on “short sales” is zero. In the event that a Claimant has an opening short position in SCWorx common stock, the earliest purchases during the Class Period shall be matched against such opening short position and not be entitled to a recovery until that short position is fully covered.

55. SCWorx common stock purchased on the Nasdaq, on other U.S. exchanges or in a U.S. transaction is the only security eligible for recovery under the Plan of Allocation. Option contracts to purchase or sell SCWorx common stock are not securities eligible to participate in the Settlement. With respect to SCWorx common stock purchased or sold through the exercise of an option, the purchase/sale date of the SCWorx common stock is the exercise date of the option and the purchase/sale price is the exercise price of the option. Any Recognized Loss Amount arising from purchases of SCWorx common stock acquired during the Class Period through the exercise of an option on SCWorx common stock4 shall be computed as provided for other purchases of SCWorx common stock in the Plan of Allocation.

56. The Net Settlement Fund will be distributed to Authorized Claimants on a pro rata basis based on the relative size of their Recognized Claims. Specifically, a “Distribution Amount” will be calculated for each Authorized Claimant, which will be the Authorized Claimant’s Recognized Claim divided by the total Recognized Claims of all Authorized Claimants, multiplied by the total amount in the Net Settlement Fund. If any Authorized Claimant’s Distribution Amount calculates to less than $10.00, it will not be included in the calculation and no distribution will be made to that Authorized Claimant.

57, After the initial distribution of the Net Settlement Fund, the Claims Administrator will make reasonable and diligent efforts to have Authorized Claimants cash their distribution checks. To the extent any monies remain in the Net Settlement Fund by reason of uncashed checks, or otherwise, nine (9) months after the initial distribution, if Lead Counsel, in consultation with the Claims Administrator, determines that it is cost-effective to do so, the Claims Administrator will conduct a re-distribution of the funds remaining after payment of any unpaid fees and expenses incurred in administering the Settlement, including for such re-distribution, to Authorized Claimants who have cashed their initial distiibutions and who would receive at least $10.00 from such re-distribution. Additional re-distributions may occur thereafter if Lead Counsel, in consultation with the Claims Administrator, determines that additional re-distributions, after deduction of any additional fees and expenses incurred in administering the Settlement, including for such re-distributions, would be cost-effective. At such time as it is determined that the re-distribution of funds remaining in the Net Settlement Fund is not cost-effective, the remaining balance shall be contributed to non-sectarian, not-for-profit organization(s), to be recommended by Plaintiffs’ Counsel and approved by the Court.

4	This includes (I) purchases of SCWorx common stock as the result of the exercise of a caU option, and (2) purchases of SCWorx common stock by the seller of a put option as a result of the buyer of such put option exercising that put option.

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58. Payment pursuant to the Plan of Allocation, or such other plan of allocation as may be approved by the Court, shall be conclusive against all Auth9rized Claimants. No person shall have any claim against Lead Plaintiff, Lead Counsel, Lead Plaintiff’s damages experts, Defendants, Defendants’ Counsel, any of the other Plaintiff Releasees or Defendant Releasees, or the Claims Administrator or other agent designated by Lead Counsel arising from distributions made substantially in accordance with the Stipulation, the Plan of Allocation approved by the Court, or further orders of the Court. Lead Plaintiff, Defendants and their respective counsel, and all other Defendant Releasees, shall have no responsibility or liability whatsoever for the investment or distribution of the Settlement Fund or the Net Settlement Fund; the Plan of Allocation; the determination, administration, calculation, or payment of any Claim Form or nonperformance of the Claims Administrator; the payment or withholding of Taxes or Tax Expenses; or any losses incurred in connection therewith.

59. Lead Counsel has not received any payment for their services in pursuing claims against the Defendants on behalf of the Settlement Class, nor has Lead Counsel been reimbursed for their out-of-pocket expenses. Before final approval of the Settlement, Lead Counsel will apply to the Court for an award ofattomeys’ fees from the Settlement Fund in an amount not to exceed 25% of the Settlement Fund. At the same time, Lead Counsel also intends to apply for the reimbursement of Litigation Expenses incurred by Plaintiff’s Counsel and Liaison Counsel in an amount not to exceed $300,000, which may include an application for reimbursement of the reasonable costs and expenses incurred by Lead Plaintiff directly related to its representation of the Settlement Class. The Court will dete1mine the amount of any award of attorneys’ fees or reimbursement of Litigation Expenses. Such sums as may be approved by the Court will be paid from the Settlement Fund. Settlement Class Members are not personally liable for any such fees or expenses.

60. Each Settlement Class Member will be bound by all determinations and judgments in this lawsuit, whether favorable or unfavorable, unless such person or entity mails or delivers a written request for exclusion· addressed to: SCWorx Securities Litigation, ATTN: EXCLUSIONS, c/o A.B. Data, Ltd., P.O. Box 173001, Milwaukee, WI 53217. The request for exclusion must be received no later than June 8, 2022. You will not be able to exclude yourself from the Settlement Class after that date.

61. Each request for exclusion must: (i) state the name, address, and telephone number of the person or entity requesting exclusion, and in the case of entities, the name and telephone number of the appropriate contact person; (ii) state that such person or entity “requests exclusion from the Settlement Class in Yannes v. SCWorx Corp., Case No. 20-cv-3349-JGK (S.D.N.Y.)”; (iii) state the number of shares ofSCWorx common stock that the person or entity requesting exclusion purchased and/or sold during the Class Period, as well as the dates, number of shares, and prices of each such purchase and/or sale; and (iv) be signed by the person or entity requesting exclusion or an authorized representative.

62. A request for exclusion shall not be valid and effective unless it provides all the information called for in paragraph 61 and is received within the time stated above, or is otherwise accepted by the Court.

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63. If you do not want to be pa1t of the Settlement Class, you must follow these instructions for exclusion even if you have pending, or later file, another lawsuit, arbitration, or other proceeding relating to any Released Plaintiffs’ Claim against any of the Defendants’ Releasees. Excluding yourself from the Settlement Class is the only option that allows you to be part of any other cun-ent or future lawsuit against Defendants or any of the other Defendants’ Releasees concerning the Released Plaintiffs’ Claims. Please note, however, if you decide to exclude yourself from the Settlement Class, you may be time-ban-ed from asserting the claims covered by the Action by a statute of repose. In addition, Defendants and the other Defendants’ Releasees will have the right to assert any and all defenses they may have to any claims that you may seek to assert.

64. If you ask to be excluded from the Settlement Class, you will not be eligible to receive any payment out of the Net Settlement Fund.

65. Defendants have the right to terminate the Settlement if valid requests for exclusion are received from persons and entities entitled to be members of the Settlement Class in an amount that exceeds an amount agreed to by Lead Plaintiff and Defendants.

66. Settlement Class Members do not need to attend the Settlement Fairness Hearing. The Court will consider any submission made in accordance with the provisions below even if a Settlement Class Member does not attend the hearing. You can participate in the Settlement without attending the Settlement Fairness Hearing.

67. The Settlement Fairness Hearing will be held on June 29, 2022 at 2:30 p.m. before the Honorable John G. Koeltl, at the United States District Court, Southern District of New York, 500 Pearl St., Comtroom 14A, New York, NY 10007-1312. The Court reserves the right to approve the Settlement, the Plan of Allocation, Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses, and/or any other matter related to the Settlement at or after the Settlement Hearing without further notice to the members of the Settlement Class.

68. Any Settlement Class Member who is not requesting exclusion from the Settlement Class may object to the proposed Settlement, the proposed Plan of Allocation, or the motion for an award of attorneys’ fees and reimbursement of Litigation Expenses. Objections must be in writing. You must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office of the Court at the address set forth below on or before June 8, 2022. You must also serve the papers on Lead Counsel for the Settlement Class and Defendants’ Counsel at the addresses set forth below so that the papers are received on or before June 8, 2022.

Clerk’s Office Daniel Patrick Moynihan U.S. Courthouse 500 Pearl Street	Frederic S. Fox KAPLAN FOX& KILSHEIMER LLP 850 Third Ave., 14th Fl. New York, NY 10022 (212) 687-1980	Carole Bernstein LAW OFFICES OF CAROLE R. BERNSTEIN 41 Maple Ave. N. Westport, CT 06880 (203) 259-8698
New York, NY 10007 (212) 805-0136		Paul R. Bessette KING & SPALDING LLP
500 West 2nd Street Ste. 1800
Austin, TX 78701
(512) 457-2050

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69. Any objection to the Settlement must include: (1) the name, address, and telephone number of the person objecting, signed by the objector; (2) a statement of such person’s objections to any matters before the Court concerning the Settlement and whether the objection applies only to the objector, to a specific subset of the Settlement Class, or to the entire Settlement Class; (3) the grounds therefore or the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider; (4) whether that person intends to present any witnesses and/or experts, the identity of any such witnesses and/or experts, and the nature of the testimony; and (5) proof of the person’s membership in the Settlement Class, which proof shall include the person’s purchases of SCWorx common stock during the Class Period and any sales thereof, including the dates, the number of shares, and price(s) paid and received for each such purchase or sale.

70. You may file a written objection without having to appear at the Settlement Fairness Hearing. You may not, however, appear at the Settlement Fairness Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

71. If you wish to be heard orally at the Settlement Fairness Hearing in opposition to the approval of the Settlement, the Plan of Allocation, or the motion for an award of attorneys’ fees and reimbursement of Litigation Expenses, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Clerk’s Office and serve it on Lead Counsel and Defendants’ Counsel at the addresses set forth above so that it is received on or before June 8, 2022. Persons who intend to object and desire to present evidence at the Settlement Fairness Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify, the nature of the testimony, and any exhibits they intend to introduce into evidence at the Settlement Hearing. Such persons may be heard orally at the discretion of the Court.

72. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Fairness Hearing. If you decide to hire an attorney, however, it will be at your own expense and that attorney must file a notice of appearance with the Court and serve it on Lead Counsel and Defendants’ Counsel at the addresses set forth above so that the notice is received on or before June 8, 2022.

73. The Settlement Fairness Hearing may be adjourned by the Court without further written notice to the Settlement Class. If you intend to attend the Settlement Fairness Hearing, you should confirm the date and time with Lead Counsel.

74. Unless the Court orders otherwise, any Settlement Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, the proposed Plan of Allocation, or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses. Settlement Class Members do not need to appear at the hearing or take any other action to indicate their approval.

75. If, for the beneficial interest of any person or entity other than yourself, you pmchased SCWorx publicly-traded common stock on the Nasdaq, on other U.S. exchanges or in a U.S. transaction during the period from April 13, 2020 through April 17, 2020, inclusive, you must either: (i) send the Notice and Claim Form to all such beneficial owners, postmarked within ten (10) calendar days ofreceipt of the Notice; or (ii) send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) calendar days after receipt of the Notice, in which event the Claims Administrator shall mail the Notice and Claim Form to such beneficial owners within ten (10) calendar days after receipt thereof.

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76. If you choose the first option, i.e., you elect to mail the Notice directly to beneficial owners, you must retain the mailing records for use in connection with any further notices that may be provided in the Action. If you elect that option, the Claims Administrator will forward the Notice and Claim Form (together, the ’‘Notice Packet”) to you to send to the beneficial owners. You must mail the Notice Packets to the beneficial owners within ten (10) calendar days of your receipt of the packets. Upon mailing of the Notice Packets, you may seek reimbursement of your reasonable expenses actually incurred, by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought.

77. If you choose the second option, you must, within ten (10) calendar days ofreceipt of this Notice, provide a list of the names and addresses of all such beneficial owners to SCWorx Securities Litigation c/o A.B. Data, Ltd., ATTN: FULFILLMENT DEPT., P.O. Box 170500, Milwaukee, WI 53217. The Claims Administrator will send a copy of the Notice Packet to the beneficial owners whose names and addresses you supply. Upon full compliance with these directions, you may seek reimbursement of your reasonable expenses actually incurred by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought. Copies of the Notice Packet may also be obtained from the website for this Action, www.SCWorxSecuritiesLitigation.com, or by calling the Claims Administrator toll-free at l-877-266-4060.

78. This Notice contains only a summaiy of the terms of the proposed Settlement. For more detailed infmmation about the matters involved in the Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Clerk, United States District Court for the Southern District of New York. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on the website for the Settlement, www.SCWorxSecuritiesLitigation.com. All inquiries concerning this Notice or the Claim Form should be directed to the Claims Administrator or Lead Counsel.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE CLERK OF COURT, DEFENDANTS OR THEIR COUNSEL REGARDING THIS NOTICE.

Dated:------, 2022	By Order of the Clerk of Court United States District Court Southern District of New York

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Exhibit A-(ii)

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

DANIEL YANNES, Individually and on Behalf of All Others Similarly Situated,

Plaintiff,	CIVIL ACTION NO.: 20-CV-3349-JGK
vs.
CLASS ACTION
SCWORX CORPORATION and MARC S. SCHESSEL,

Defendants.

PROOF OF CLAIM AND RELEASE

Deadline for Submission: August 9, 2022

If you purchased or otherwise acquired SCWorx Corporation (“SCWorx”) common stock on the Nasdaq or other U.S. exchanges or in a U.S. transaction between April 13, 2020 and April 17, 2020, inclusive, you are a member of the Settlement Class and you could get a payment from a class action settlement.

IF YOU ARE A SETTLEMENT CLASS MEMBER, IN ORDER TO BE ELIGIBLE TO RECEIVE A SHARE OF THE NET SETTLEMENT FUND IN CONNECTION WITH THE PROPOSED SETTLEMENT, YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND RELEASE (“CLAIM FORM”) AND MAIL IT BY FIRST CLASS MAIL TO THE BELOW ADDRESS, OR SUBMIT IT ONLINE AT WWW.SCWORXSECURITIESLITIGATION.COM, POSTMARKED (OR RECEIVED) NO LATER THAN AUGUST 9, 2022:

SCWorx Securities Litigation
c/o A.B. Data, Ltd.

P.O. Box 170500 -

Milwaukee, WI 53217

YOUR FAILURE TO SUBMIT YOUR CLAIM FORM BY AUGUST 9, 2022, WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOU FROM BEING ELIGIBLE TO RECEIVE ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS ACTION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR TO ANY OF THE PARTIES TO THE ACTION OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR AT THE ADDRESS ABOVE, OR ONLINE AT WWW.SCWORXSECURITIESLITIGATION.COM.

GENERAL INSTRUCTIONS

1. This Claim Form is directed to members of the Settlement Class, as defined in the accompanying Notice. Certain persons and entities are excluded from the Settlement Class by definition as set forth in ,r 1 of the Notice.

2. By submitting this Claim Form, you will be making a request to share in the proceeds of the Settlement described in the Notice. IF YOU ARE NOT A SETTLEMENT CLASS MEMBER, OR IF YOU SUBMITTED A REQUEST FOR EXCLUSION FROM THE SETTLEMENT CLASS, DO NOT SUBMIT A CLAIM FORM. YOU MAY NOT, DIRECTLY OR INDIRECTLY, PARTICIPATE IN THE SETTLEMENT. THUS, IF YOU ARE EXCLUDED FROM THE SETTLEMENT CLASS, ANY CLAIM FORM THAT YOU SUBMIT, OR THAT MAY BE SUBMITTED ON YOUR BEHALF, WILL NOT BE ACCEPTED.

3. Submission of this Claim Form does not guarantee that you will share in the proceeds of the Settlement. The distribution of the Net Settlement Fund will be governed by the Plan of Allocation set forth in the Notice, if it is approved by the Court, or by such other plan of allocation as the Court approves.

4. Use Part II - Transactions in SCWorx common stock to supply all required details of your transaction(s) (including free transfers and deliveries) in and holdings of SCWorx common stock. On this schedule, please provide all of the requested information with respect to your holdings, purchases, and sales of SCWorx common stock, whether such transactions resulted in a profit or a loss. Failure to repott all transaction and holding information during the requested time period may result in the rejection of your claim.

5. You are required to submit genuine and sufficient documentation for all of your transactions in and holdings of SCWorx common stock set forth in Patt II of this Claim Form. The documentation submitted must show that the claimed SCWorx common stock was purchased on the Nasdaq, on other U.S. exchanges or in a U.S. transaction. Documentation may consist of copies of brokerage confirmation slips or monthly brokerage account statements, or an authorized statement from your broker containing the transactional and holding information found in a broker confomation slip or account statement. The Paities and the Claims Administrator do not independently have information about your investments in SCWorx common stock. IF SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN COPIES OF THE DOCUMENTS OR EQUIVALENT DOCUMENTS FROM YOUR BROKER. FAILURE TO SUPPLY THIS DOCUMENTATION MAY RESULT IN THE REJECTION OF YOUR CLAIM. DO NOT SEND ORIGINAL DOCUMENTS. Please keep a copy of all documents that you send to the Claims Administrator. Also, do not highlight any p01tion of the Claim Form or any supporting documents.

8. All joint beneficial owners each must sign this Claim Form and their names must appear as “Claimants” in Part I of this Claim Form. The complete name(s) of the beneficial owner(s) must be entered. If you purchased SCWorx common stock during the Class Period and held the shares in your name, you are the beneficial owner as well as the record owner. If you purchased SCWorx common stock during the Class Period and the shares were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial owner of these shares, but the third party is the record owner. The beneficial owner, not the record owner, must sign this Claim Form.

9. One Claim Form should be submitted for each separate legal entity. Separate Claim Forms should be submitted for each separate legal entity (e.g., a claim from joint owners should not include separate transactions of just one of the joint owners, and an individual should not combine his or her IRA transactions with transactions made solely in the individual’s name). Conversely, a single Claim Form should be submitted on behalf of one legal entity including all transactions made by that entity on one Claim Form, no matter how many separate accounts that entity has (e.g., a corporation with multiple brokerage accounts should include all transactions made in all accounts on one Claim Form).

10. Agents, executors, administrators, guardians, and trustees must complete and sign the Claim Form on behalf of persons or entities represented by them, and they must:

(a) expressly state the capacity in which they are acting;

(b) identify the name, account number, last four digits of the Social Security Number (or Taxpayer Identification Number), address, and telephone number of the beneficial owner of (or other person or entity on whose behalf they are acting with respect to) the SCWorx common stock; and

(c) furnish herewith evidence of their authority to bind to the Claim Form the person or entity on whose behalf they are acting. (Authority to complete and sign a Claim Form cannot be established by stockbrokers demonstrating only that they have discretionary authority to trade securities in another person’s accounts.)

11. If you have questions concerning the Claim Form, or need additional copies of the Claim Form or the Notice, you may contact the Claims Administrator, A.B. Data, Ltd. at the above address, by email at info@SCWorxSecuritiesLitigation.com, or by toll-free phone at 1-877-266-4060, or you can visit the website maintained by the Claims Administrator, www.SCWorxSecuritiesLitigation.com, where copies of the Claim Form and Notice are available for downloading.

NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic files. All Claimants MUST submit a manually signed paper Claim Form listing all their transactions whether or not they also submit electronic copies. If you wish to file your claim electronically, you must contact the Claims Administrator at 1- 877-266-4060, or visit the website for the Settlement at www.SCWorxSecuritiesLitigation.com to obtain the required file layout. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues to the Claimant a written acknowledgment of receipt and acceptance of electronically submitted data.

PART I - CLAIMANT INFORMATION

Beneficial Owner’s First Name	MI	Beneficial Owner’s Last Name
Co-Beneficial Owner’s First Name	MI	Co-Beneficial Owner’s Last Name
Entity Name (if claimant is not an individual)
Representative or Custodian Name (if different from Beneficial Owner(s) listed above)
Address 1:
Address 2:
City	State	ZIP
Foreign Province	Foreign Country
Day Phone	Evening Phone
Email Address:	Broker/Brokerage Company:
Account Number:

Specify one of the following:

D Individual(s) D Corporation	D UGMA Custodian	D IRA D Partnership	D Estate

D Trust

☐ Other __________________________________________________________________

Enter Taxpayer Identification Number below for the Beneficial Owner(s).

Social Security No. (for individuals)	or	Taxpayer Identification No.
(for estates, trusts, corporations, etc.)

PART II - TRANSACTIONS IN SCWORX COMMON STOCK

Complete this Part II if and only if you purchased SCWorx publicly-traded common stock on the Nasdaq, on other U.S. exchanges or in a U.S. transaction during the pe1·iod from April 13, 2020 through April 17, 2020, inclusive.

A. Beginning Holdings:

State the total number of shares of SCWorx common stock owned at the opening of trading on April 13, 2020, long or short (must be documented). If none, write “zero” or “O.”

Continued on next page

B. Purchases From April 13, 2020 Through Ap1·il 21, 2020, Inclusive:

Separately list each and every purchase (including free receipts) of SCWorx common stock from the opening of trading on April 13, 2020 Through April 21, 2020, inclusive, and provide the following information (must be documented):

	Number of		Total Cost
	SCWorx		(Excluding
Trade Date	Common Stock		Commissions,
(List Chronologically)	Shares		Taxes, and
(Month/DayNear)	Purchased	Price	Fees)

*P - Purchase, R - Received (Transfer-In)

C. Sales From April 13, 2020 Through April 21, 2020, Inclusive:

Separately list each and every sale/disposition (including free deliveries) of SCWorx common stock during the period from April 13, 2020 through April 21, 2020, inclusive and provide the following information (must be documented):

Trade Date (List Chronologically) (Month/DayNear)..	Number of SCWorx Common Stock Shares Sold	Price	Amount Received (Excluding Commissions, Taxes, and Fees)

*S - Sale, D - Delivery (Transfer-Out)

E. Ending Holdings:

State the total number of SCWorx common stock shares owned at the close of trading on April 21, 2020, long or short (must be documented).

If additional space is needed, attach separate, numbered sheets, giving all required information, substantially in the same format, and print your name and Social Security or Taxpayer Identification number at the top of each sheet.

CERTIFICATION

By signing and submitting this Claim Form, the claimant(s) or the person(s) who represent(s) the claimant(s) agree(s) to the Releases contained in the Notice and certifies (certify) as follows:

1.	I (we) purchased SCWorx publicly-traded common stock and was (were) damaged thereby.

2.	By submitting this Claim Form, I (we) state that I (we) believe in good faith that I am (we are) a Settlement Class Member as defined above and in the Notice, or am (are) acting for such person(s); that I am (we are) not a Defendant in the Action or anyone excluded from the Settlement Class; that I (we) have read and understand the Notice; that I (we) believe that I am (we are) entitled to receive a share of the Net Settlement Fund, as defined in the Notice; that I (we) elect to participate in the proposed Settlement described in the Notice; and that I (we) have not filed a request for exclusion.

3.	I (we) consent to the jmisdiction of the Court with respect to all questions concerning the validity of this Claim Form. I (we) understand and agree that my (our) claim may be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to my (our) status as a Settlement Class Member(s) and the validity and amount of my (our) claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Claim Form.

4.	I (we) have set forth where requested above all relevant information with respect to each purchase of SCWorx publicly-traded common stock during the Class Period, and each sale, if any, as well as my(our) holdings as requested. I (we) agree to furnish additional information to the Claims Administrator to support this claim ifrequested to do so.

5.	I (we) have enclosed photocopies of confirmation slips, account statements, or other documents evidencing each purchase, sale or retention of SCWorx publicly-traded common stock listed above in support of our claim.

6.	I (we) understand that the information contained in this Claim Form is subject to such verification as the Claims Administrator may request or as the Court may direct, and I (we) agree to cooperate in any such verification. (The information requested herein is designed to provide the minimum amount of information necessary to process most simple claims. The Claims Administrator may request additional information as required to efficiently and reliably calculate your recognized claim. In some cases, the Claims Administrator may condition acceptance of the claim based upon the production of additional information, including, where applicable, information concerning transactions in any derivatives securities such as options.)

7.	Upon the occurrence of the Effective Date, as defined in the Notice, I (we) agree and acknowledge that my (our) signature(s) hereto shall effect and constitute a full and complete release, remise and discharge by me (us) and my (our) heirs, executors, administrators, predecessors, successors and assigns (or, if lam (we are) submitting this Claim Form on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by its, his, her or their heirs, executors, administrators, predecessors, successors and assigns) of each of the ’‘PlaintiffReleasees”, as defined in the Notice.

8.	I (We) understand that I (we) am (are) prohibited by Court-ordered agreement from selling or transferring more than twenty-five percent (25%) per week of any Settlement Shares I (we) may receive during any of the four weeks immediately following the Distribution of such Settlement Shares.

9.	I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(l)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or

(b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.RS. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.

UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION I (WE) PROVIDED ON THIS PROOF OF CLAIM AND RELEASE IS TRUE, CORRECT AND COMPLETE.

Signature of Claimant (If this claim is being made on behalf of Joint Claimants, then each must sign)

(Signature)

(Signature)

(Capacity of person(s) signing, e.g. beneficial purchaser(s), executor, administrator, trustee, etc.)

Date:

THIS CLAIM FORM MUST BE MAILED TO THE CLAIMS ADMINISTRATOR BY FIRST-CLASS MAIL, OR SUBMITTED ONLINE AT WWW.SCWORXSECURITIESLITIGATION.COM, POSTMARKED (OR RECEIVED) NO LATER THAN AUGUST 9, 2022. IF MAILED, THE CLAIMS FORM SHOULD BE ADDRESSED TO:

SCWorx Securities Litigation

c/o A.B. Data, Ltd.

P.O. Box 170500

Milwaukee, WI 53217

If mailed, a Claim Form received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by August 9, 2022, and if a postmark is indicated on the envelope and it is mailed first class and addressed in accordance with the above instructions. In all other cases, a Claim Form shall be deemed to have been submitted when actually received by the Claims Administrator.

REMINDER CHECKLIST

o	Please be sure to sign this Claim Form. If this Claim Form is submitted on behalf of joint claimants, then both claimants must sign.

o	Please remember to attach supporting documents. Do NOT send any stock certificates. Keep copies of everything you submit.

o	Do NOT use highlighter on the Claim Fmm or any supporting documents.

o	If you move after submitting this Claim Form, please notify the Claims Administrator of the change in your address.

o	Please remember that you are subject to a Court-ordered Agreement referenced in Paragraph 8 of the above Certification which limits your ability to sell your Settlement Shares during the four weeks following the distribution of the Settlement Shares.

Exhibit A-(iii)

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

DANIEL YANNES, Individually and on Behalf of All Others Similarly Situated,

Plaintiff,	Civil Action NO.: 20-CV-3349-JGK
vs.
CLASS ACTION
SCWORX CORPORATION and MARC S. SCHESSEL,

Defendants.

SUMMARY NOTICE OF (i) PENDENCY OF CLASS ACTION AND PROPOSED SETTLEMENT; (ii) MOTION FOR AN AWARD OF ATTORNEYS’ FEES AND REIMBURSEMENT OF LITIGATION EXPENSES; AND

(iii) SETTLEMENT FAIRNESS HEARING

TO: ALL PERSONS AND ENTITIES WHO PURCHASED OR OTHERWISE ACQUIRED SCWORX CORPORATION (“SCWORX”) COMMON STOCK ON THE NASDAQ OR OTHER U.S. EXCHANGES OR IN A U.S. TRANSACTION BETWEEN APRIL 13, 2020 AND APRIL 17, 2020, INCLUSIVE (THE “SETTLEMENT CLASS”).

Certain persons and entities are excluded from the Settlement Class as set forth in the Stipulation and Agreement of Settlement dated February 11, 2022 (“Stipulation”) and the Notice described below.

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Southern District of New York, that the above-captioned action (“Action”) has been provisionally certified as a class action for the purposes of settlement only and that the parties to the Action have reached a proposed settlement of the Action (“Settlement”). A hearing will be held on June 29,-2022, at 2:30 p.m., before the Honorable John G. Koeltl, United States District Judge, at the Southern District of New York, 500 Pearl St., Courtroom 14A, New York, NY 10007-1312, for the purpose of dete1mining: a) whether the proposed Settlement of the claims alleged in the Action for a total value of no less than Three Million Three Hundred Thousand Dollars ($3,300,000.00), consisting of Two Million Seven Hundred Thousand Dollars ($2,700,000.00) in cash and the number of shares of SCWorx common stock that equate to a value of Six Hundred Thousand Dollars ($600,000.00), plus an additional one hundred thousand (100,000) shares of SCWorx common stock at then-current market values, is fair, reasonable, and adequate and should be approved by the Court; b) whether the Action should be dismissed with prejudice against the Defendants as set forth in the Stipulation; c) whether the Settlement Class should be certified for purposes of settlement; d) whether the proposed Plan of Allocation is fair and reasonable and should be approved by the Court; e) whether Lead Counsel’s request for an award of attorneys’ fees and reimbursement of Litigation Expenses should be approved by the Court; and f) any other relief the Court deems necessaiy to effectuate the tem1s of the Settlement.

IF YOU ARE A MEMBER OF THE SETTLEMENT CLASS, YOUR RIGHTS WILL BE AFFECTED BY THE SETTLEMENT OF THIS ACTION, AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT FUND.

If you have not received a detailed Notice of (i) Pendency of Class Action and Proposed Settlement; (ii) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses; and (iii) Settlement Fairness Hearing (’‘Notice”) and Claim Fmm, you may obtain a copies by contacting the Claims Administrator by mail at SCWorx Securities Litigation c/o A.B. Data, Ltd., P.O. Box 170500, Milwaukee, WI, 53217, by email at info@SCWorxSecuritiesLitigation.com, by telephone at 1-877-266-4060, or by the website at www.SCWorxSecuritiesLitigation.com. If you are a Settlement Class Member, in order to share in the distribution of the Net Settlement Fund, you must submit a Claim Form by mail (postmarked no later than August 9, 2022), or electronically no later than August 9, 2022, establishing that you are entitled to recover. If you are a Settlement Class Member and do not submit a proper Claim Form, you will not be eligible to share in the distribution of the net proceeds of the Settlement but you will nevertheless be bound by any releases, judgments or orders entered by the Court in the Action.

If you are a Settlement Class Member, you have the right to object to the Settlement, the Plan of Allocation, or the attorneys’ fee and Litigation Expense applications, or otherwise request to be heard. To object, you must submit a written objection in accordance with the procedures described in the more detailed Notice, referred to above. Any written objection must be delivered to the following recipients so that it is received no later than June 8, 2022: (a) the Clerk’s Office, United States District Court for the Southern District of New York, 500 Pearl Street, New York, NY 10007; (b) Frederic S. Fox, Kaplan Fox & Kilsheimer LLP, 850 Third Avenue, 14th Floor, New York, NY 10022; (c) Carole R. Bernstein, Law Offices of Carole R. Bernstein, 41 Maple Ave. N., Westport, CT 06880; and (d) Paul R. Bessette, King & Spalding LLP, 500 West 2nd Street, Ste. 1800, Austin, TX 78701. Note that the Court can only approve or deny the Settlement, not change the terms of the Settlement.

lfyou are a Settlement Class Member and wish to exclude yourself from the Settlement Class, you must submit a request for exclusion such that it is received no later than June 8, 2022, in accordance with the procedures described in the Notice. If you properly exclude yourself from the Settlement Class, you will not be bound by any releases, judgments or orders entered by the Court in the Action and you will not be eligible to share in the net proceeds of the Settlement. Excluding yourself is the only option that allows you to be part of any other current or future lawsuit against Defendants or any of the other released parties concerning the claims being resolved by the Settlement. Please note, however, if you decide to exclude yourself from the Settlement Class, you may be time-barred from asserting the claims covered by the Action by a statute of repose.

PLEASE     DO NOT     CONTACT     THE COURT,     THE CLERK’S     OFFICE, DEFENDANTS OR THEIR COUNSEL REGARDING TIDS NOTICE. If you have any questions about the Settlement, you may contact Lead Counsel at the address listed below:

Frederic S. Fox

KAPLAN FOX & KILSHEIMER LLP

850 Third Avenue, 14th Floor New York, NY 10022

(212) 687-1980

mail@kaplanfox.com

Dated: -------	By Order of the Clerk of Court United States District Court Southern District of New York